Filed Pursuant to Rule 424(b)(5)
Registration No. 333-156152

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, Dated July 19, 2010.

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 16, 2008)

$

The Charles Schwab Corporation

    % Senior Notes due

The Charles Schwab Corporation (“CSC”) will offer $                     aggregate principal amount of             % Senior Notes due                     , which CSC refers to in this prospectus supplement as the “notes.”

The notes will mature on                     ,             . The notes will pay interest at             % per annum. Interest on the notes will be paid each                      and                     , beginning on                     ,             . The notes will be senior unsecured obligations of CSC, ranking equally with all of CSC’s other unsecured senior indebtedness. CSC may redeem some or all of the notes at any time at the make-whole redemption price, as described under “Description of the Notes—Optional Redemption.”

CSC does not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated dealer quotation system. Currently, there is no public market for the notes.

Investing in the notes involves risk. See “Risk Factors” beginning on page S-10.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these notes or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

These notes are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. These notes are not savings accounts, deposits or other obligations of any bank. This debt is not guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.

	Price to Public (1)	Underwriting Discount or Commission	Proceeds to CSC

Per note	%	%	%
Total	$	$	$

(1)	Plus accrued interest, if any, from , 2010 if settlement occurs after that date.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank, S.A./N.V and Clearstream Banking, société anonyme, and its indirect participants, against payment in New York, New York on or about                     , 2010.

Sole Book-Running Manager

J.P. Morgan

                    , 2010

Prospectus Supplement

Prospectus

S-i

About this prospectus supplement

This document consists of two parts. The first part is the prospectus supplement, which describes the price per note, interest rate, maturity date, aggregate principal amount and certain other terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read this prospectus supplement and the accompanying prospectus, together with additional information described under “Where You Can Find More Information” in this prospectus supplement.

References in this prospectus supplement to “CSC” mean The Charles Schwab Corporation. References in this prospectus supplement to the “Company” mean CSC and its majority-owned subsidiaries.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to the notes issued hereby prepared by or on behalf of CSC at the time of pricing. No one is authorized to give information other than that contained herein and therein. This prospectus supplement may be used only for the purpose for which it has been prepared. CSC has not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

The representations, warranties and covenants made by CSC in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of CSC’s affairs.

CSC is not, and the underwriters are not, making an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement and the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. CSC’s business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer or solicitation on CSC’s behalf or on behalf of the underwriters to subscribe for and purchase any of the notes, and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

Where you can find more information

CSC files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). CSC’s SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. Copies of certain information filed by CSC with the SEC are also available on CSC’s corporate website at http://www.aboutschwab.com. The website addresses of the SEC and CSC are included as inactive textual references only, and the information contained on those websites is not a part of this prospectus supplement or the accompanying prospectus. You may also read and copy any document that CSC files at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC allows CSC to “incorporate by reference” information CSC has filed with the SEC, which means that CSC can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus supplement.

This prospectus supplement incorporates by reference the documents listed below:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (including such information from the Proxy Statement filed March 30, 2010 that is incorporated by reference in Part III of such Annual Report);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010; and

•	Current Reports on Form 8-K filed on January 21, 2010, February 2, 2010, March 16, 2010, and May 18, 2010.

You may request a copy of these filings at no cost, by writing, telephoning or sending an email to the following address:

The Charles Schwab Corporation

211 Main Street

San Francisco, California 94105

Attention: Corporate Secretary

Telephone: (415) 667-1959

Email: investor.relations@schwab.com

S-iii

Forward-looking statements

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, contain not only historical information but also “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimate,” “aim,” “target,” “could” and other similar expressions. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, refer to future events. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect management’s beliefs, objectives, and expectations as of the date hereof, or in the case of any documents incorporated by reference, as of the date of those documents, are necessarily estimates based on the best judgment of CSC’s senior management. These statements relate to, among other things:

•	the use of proceeds from this debt offering;

•	the ratings for the notes;

•	a trading market for the notes;

•	the Company’s ability to pursue its business strategy;

•	the impact of current market conditions on the Company’s results of operations;

•	the impact of changes in the likelihood of indemnification and guarantee payment obligations on the Company’s results of operations;

•	the impact of legal proceedings and regulatory matters;

•	target capital ratios;

•	sources of liquidity, capital and level of dividends;

•	capital expenditures;

•	the impact of changes in management’s estimates on the Company’s results of operations;

•	the impact on the Company’s results of operations of recording stock option expense; and

•	the other risks and uncertainties described in this prospectus supplement.

Achievement of the expressed beliefs, objectives, and expectations described in these statements is subject to certain risks and uncertainties that could cause actual results to differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or, in the case of documents incorporated by reference, as of the date of those documents.

Important factors that may cause actual results to differ include, but are not limited to:

•	changes in general economic and financial market conditions;

•	fluctuations in client asset values due to changes in equity valuations;

S-iv

•	the performance of securities available for sale;

•	the level of interest rates, including yields available on money market mutual fund eligible instruments;

•	the amount of loans to the Company’s brokerage and banking clients;

•	changes in revenues and profit margin due to changes in interest rates;

•	unanticipated adverse developments in litigation or regulatory matters;

•	final court approval regarding settlement of the civil class action litigation relating to the Schwab YieldPlus Fund;

•	amounts recovered on insurance policies;

•	the level of the Company’s stock repurchase activity;

•	the level of brokerage client cash balances and deposits from banking clients;

•	the availability and terms of external financing;

•	the timing and impact of changes in the Company’s level of investments in leasehold improvements and technology;

•	CSC’s ability to maintain favorable ratings from ratings agencies;

•	potential breaches of contractual terms for which the Company has indemnification obligations; and

•	the adverse impact of legislative and regulatory initiatives affecting the financial services industry.

You should refer to the “Risk Factors” section of this prospectus supplement and to CSC’s periodic and current reports filed with the SEC for specific risks which would cause actual results to be significantly different from those expressed or implied by these forward-looking statements. In particular, certain of these factors, as well as general risk factors affecting CSC and its subsidiaries, are discussed in greater detail in “Item 1A—Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference into this prospectus supplement and accompanying prospectus.

S-v

Summary

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the notes. You should read this entire prospectus supplement and accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, which are described under “Where You Can Find More Information” in this prospectus supplement.

The Charles Schwab Corporation

The Charles Schwab Corporation, headquartered in San Francisco, California, was incorporated in 1986 and engages, through its subsidiaries (primarily located in San Francisco except as indicated), in securities brokerage, banking, and related financial services. At March 31, 2010, CSC had $1.49 trillion in client assets, 7.8 million active brokerage accounts, 1.5 million corporate retirement plan participants, and 768,000 banking accounts.

Significant subsidiaries of CSC include:

•

Charles Schwab & Co., Inc. (“Schwab”), which was incorporated in 1971, is a securities broker-dealer with more than 300 domestic branch offices in 45 states, as well as a branch in each of the Commonwealth of Puerto Rico and London, U.K., and serves clients in Hong Kong through one of CSC’s subsidiaries;

•	Charles Schwab Bank (“Schwab Bank”), which commenced operations in 2003, is a federal savings bank located in Reno, Nevada; and

•	Charles Schwab Investment Management, Inc. is the investment advisor for Schwab’s proprietary mutual funds, which are referred to as the Schwab Funds®.

The Company offers a broad range of products to address individuals’ varying investment and financial needs. Examples of these product offerings include:

•

Brokerage—an array of asset management accounts including some with check-writing features, debit card and billpay; individual retirement accounts; retirement plans for small to large businesses; 529 college savings accounts; separately managed accounts; designated brokerage accounts; equity incentive plan accounts; and margin loans, as well as access to fixed income securities, equity and debt offerings and exchange traded funds;

•

Banking—first mortgages, home equity lines of credit, pledged-asset loans, certificates of deposit, demand deposit accounts, checking accounts linked to brokerage accounts, savings accounts and credit cards;

•	Trust—trust custody services, personal trust reporting services and administrative trustee services; and

•

Mutual funds—third-party mutual funds through Mutual Fund Marketplace®, including no-load mutual funds through the Mutual Fund OneSource® service, proprietary mutual funds from two fund families—Schwab Funds® and Laudus Funds®, other third-party mutual funds and mutual fund trading and clearing services to broker-dealers.

These products, and the Company’s full array of investing services, are made available through its two reportable segments—Investor Services and Institutional Services.

Investor Services

Through the Investor Services segment, the Company provides retail brokerage and banking services to individual investors.

The Company offers research, analytic tools, performance reports, market analysis and educational material to all clients. Clients looking for more guidance have access to online portfolio planning tools, as well as professional advice from Schwab’s portfolio consultants who can help develop an investment strategy and carry out investment and portfolio management decisions.

Institutional Services

Through the Institutional Services segment, Schwab provides custodial, trading, technology, practice management, trust asset and other support services to independent investment advisors. To attract and serve independent investment advisors, Institutional Services has a dedicated sales force and service teams assigned to meet their needs.

The Institutional Services segment also provides retirement plan services, plan administrator services, stock plan services and mutual fund clearing services, and supports the availability of Schwab proprietary mutual funds on third-party platforms. The Company serves a range of employer sponsored plans: equity compensation plans, defined contribution plans, defined benefit plans, and other investment related benefits plans.

CSC’s common stock is listed and traded on The New York Stock Exchange under the symbol “SCHW”.

CSC’s principal executive office is located at 211 Main Street, San Francisco, California 94105, and CSC’s telephone number is (415) 636-7000. CSC’s corporate Internet website is www.aboutschwab.com. CSC’s website address is included as an inactive textual reference only, and the information contained on CSC’s website is not a part of this prospectus supplement or the accompanying prospectus.

Recent developments

On June 11, 2010, CSC replaced its $800 million committed, unsecured credit facility, which was scheduled to expire. The new credit facility is for the same amount and contains substantially similar terms as the expired credit facility with customary covenant adjustments to reflect changes in CSC’s stockholders’ equity as of March 31, 2010.

In accordance with our normal schedule, we are currently performing, and have not yet completed, the closing procedures in connection with the preparation and filing of our unaudited financial statements which will be included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010. Accordingly, while we currently estimate our financial results for the quarter ended June 30, 2010 as set forth in the tables below, this information is, by necessity, preliminary in nature and based only upon preliminary information available to us as of the date of this prospectus supplement. We cannot assure you that this information will not change.

The information set forth in the tables below should be read in conjunction with the consolidated financial statements and notes thereto included in CSC’s Annual Report on Form 10-K for the year ended December 31, 2009 and CSC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

Consolidated statements of income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net revenues
Asset management and administration fees	$437	$486	$857	$988
Interest revenue	428	361	819	707
Interest expense	(46)	(59)	(111)	(99)

Net interest revenue	382	302	708	608
Trading revenue	233	272	442	531
Other	36	38	67	96
Net impairment losses on securities(1)	(8)	(13)	(16)	(27)

Total net revenues	1,080	1,085	2,058	2,196

Expenses excluding interest
Compensation and benefits	393	377	795	802
Professional services	84	64	164	124
Occupancy and equipment	68	97	136	178
Advertising and market development	43	49	105	107
Communications	53	54	105	107
Depreciation and amortization	36	41	73	83
Class action litigation reserve	—	—	196	—
Other	65	68	133	105

Total expenses excluding interest	742	750	1,707	1,506

Income before taxes on income	338	335	351	690
Taxes on income	(133)	(130)	(140)	(267)

Net Income	$205	$205	$211	$423

Weighted-Average Common Shares Outstanding—Diluted	1,195	1,160	1,191	1,158

Earnings Per Share—Basic	$.17	$.18	$.18	$.37
Earnings per Share—diluted	$.17	$.18	$.18	$.36

(1)

Net impairment losses on securities include total other-than-temporary impairment losses of $13 and $37, net of $5 and $24 recognized in other comprehensive income, for the three months ended June 30, 2010 and 2009, respectively. Net impairment losses on securities include total other-than-temporary impairment losses of $41 and $187, net of $25 and $160 recognized in other comprehensive income, for the six months ended June 30, 2010 and 2009, respectively.

Financial and operating highlights

(unaudited)

	Q2-10 % change			2010		2009
	vs. Q2-09	vs. Q1-10		Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
	(In millions, except per share amounts and as noted)

Net revenues
Asset management and administration fees	(10%)	4%		$437	$420	$436	$451	$486
Net interest revenue	26%	17%		382	326	305	294	302
Trading revenue	(14%)	11%		233	209	224	241	272
Other	(5%)	16%		36	31	43	36	38
Net impairment losses on securities	(38%)	—		(8)	(8)	(22)	(11)	(13)

Total net revenues	—	10%		1,080	978	986	1,011	1,085

Expenses excluding interest
Compensation and benefits	4%	(2%)		393	402	371	371	377
Professional services	31%	5%		84	80	81	70	64
Occupancy and equipment	(30%)	—		68	68	73	67	97
Advertising and market development	(12%)	(31%)		43	62	50	34	49
Communications	(2%)	2%		53	52	51	48	54
Depreciation and amortization	(12%)	(3%)		36	37	38	38	41
Class action litigation reserve(1)	—	N/	M	—	196	—	—	—
Other	(4%)	(4%)		65	68	56	63	68

Total expenses excluding interest	(1%)	(23%)		742	965	720	691	750

Income before taxes on income	1%	N/	M	338	13	266	320	335
Taxes on income	2%	N/	M	(133)	(7)	(102)	(120)	(130)

Net income	—	N/	M	$205	$6	$164	$200	$205

Basic earnings per share	(6%)	100%		$.17	$—	$.14	$.17	$.18
Diluted earnings per share	(6%)	100%		$.17	$—	$.14	$.17	$.18
Dividends declared per common share	—	—		$.06	$.06	$.06	$.06	$.06
Weighted-average common shares outstanding—diluted	3%	1%		1,195	1,188	1,163	1,163	1,160

Performance measures
Pre-tax profit margin				31.3%	1.3%	27.0%	31.7%	30.9%
Return on stockholders’ equity (annualized)				14%	—	13%	17%	18%

	Q2-10 % change			2010		2009
	vs. Q2-09		vs. Q1-10	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
	(in millions, except per share amounts and as noted)

Financial condition (at quarter end, in billions)
Cash and investments segregated	22%		(3%)	$18.9	$19.5	$18.4	$17.4	$15.5
Receivables from brokerage clients	29%		10%	$9.9	$9.0	$8.6	$7.9	$7.7
Loans to banking clients	20%		3%	$7.8	$7.6	$7.3	$6.9	$6.5
Total assets	32%		5%	$82.3	$78.3	$75.4	$68.0	$62.3
Deposits from banking clients	45%		9%	$45.9	$42.1	$38.8	$35.5	$31.7
Payables to brokerage clients	22%		—	$26.4	$26.4	$26.2	$23.4	$21.6
Long-term debt(2)	(19%)		—	$1.3	$1.3	$1.5	$1.5	$1.6
Stockholders’ equity	28%		4%	$5.9	$5.7	$5.1	$4.9	$4.6

Other
Full-time equivalent employees (at quarter end, in thousands)	3%		(1%)	12.5	12.6	12.4	12.2	12.1
Annualized net revenues per average full-time equivalent employee (in thousands)	(4%)		11%	$343	$310	$321	$331	$356
Capital expenditures—cash purchases of equipment, office facilities, and property, net (in millions)	(39%)		4%	$25	$24	$32	$35	$41

Asset management and administration fees
Asset management and administration fees before money market mutual fund fee waivers	7%		1%	$550	$545	$546	$529	$516
Money market mutual fund fee waivers	N/	M	(10%)	(113)	(125)	(110)	(78)	(30)

Asset management and administration fees	(10%)		4%	$437	$420	$436	$451	$486

Clients’ daily average trades (in thousands)
Revenue trades(3)	1%		10%	302.9	275.7	266.3	273.7	301.2
Asset-based trades(4)	(5%)		1%	46.1	45.6	41.5	44.8	48.5
Other trades(5)	8%		(7%)	87.6	94.2	80.6	80.7	81.1

Total	1%		5%	436.6	415.5	388.4	399.2	430.8

Average revenue per revenue trade(3)	(12%)		(4%)	$12.15	$12.60	$13.59	$13.93	$13.84

(1)	In the first quarter of 2010, the Company recognized a class action litigation reserve of $196 million relating to the Schwab YieldPlus Fund®.

(2)	In the second quarter of 2009, the Company issued $750 million of Senior Notes that mature in 2014.

(3)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.

(4)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.

(5)	Includes all commission free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

N/M Not meaningful.

The offering

Issuer	The Charles Schwab Corporation (“CSC”), a Delaware corporation.

Securities offered	% Senior Notes due (the “notes”)

Aggregate principal amount	$

Ranking	The notes will be CSC’s senior unsecured obligations.

Issue price	%

Interest rate	The notes will bear interest at a fixed rate of % per annum.

Interest payments	Interest will be paid each and , beginning on , .

Maturity date	The notes will mature on , .

Original issue date	, 2010

Use of proceeds	CSC intends to use the net proceeds from this issuance of the notes, which are expected to be approximately $ million after underwriting discounts or commissions and estimated offering expenses, for general corporate purposes.

Redemption	CSC may redeem some or all of the notes at any time at the make-whole redemption price, as described under “Description of the Notes—Optional Redemption.”

Certain covenants	The indenture governing the notes will limit CSC’s ability to merge, consolidate, sell or otherwise dispose of all or substantially all of its assets. In addition, it will limit the ability of CSC and its subsidiaries to incur liens. See “Description of Debt Securities of The Charles Schwab Corporation—Merger, Consolidation, Sale, Lease or Conveyance” in the accompanying prospectus and “Description of the Notes—Limitation on Liens” in this prospectus supplement.

The indenture governing the notes will not limit the ability of CSC or any of its subsidiaries to incur additional debt or other liabilities.

Listing	The notes will not be listed on any securities exchange or included in any automated dealer quotation system.

No prior market	The notes will be new securities for which there is no existing market. Although the underwriters have informed CSC that they intend to make a market in the notes, they are not obligated to do so, and they may discontinue market-making activities at any time without notice. CSC cannot assure you that an active or liquid market for the notes will develop or be maintained.

Denominations	$1,000 and any integral multiple of $1,000 in excess thereof.

Forms of notes	The notes will be issued in fully registered form and will be represented by a global security registered in the name of a nominee of The Depository Trust Company, as depositary (“DTC”).

Additional notes	CSC may in the future create and issue additional notes having the same terms and conditions as the notes offered by this prospectus supplement, except for any differences in the issue date and price and interest accrued prior to the issue date of the additional notes, as described under “Description of the Notes—Additional Notes.”

Trustee and paying agent	The Bank of New York Mellon Trust Company, N.A.

Governing law	California

Expected ratings	CSC expects that the notes will be rated A2, A, and A by Moody’s Investors Service, Standard & Poor’s and Fitch Ratings, respectively, subject to confirmation at closing. None of these securities ratings is a recommendation to buy, sell or hold these notes. Each rating may be subject to review, revision, suspension, reduction or withdrawal at any time and should be evaluated independently of any other rating.

Risk factors	Investment in the notes involves risks. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-10, as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in the notes.

Risk factors

Your investment in the notes involves certain risks. You should consult with your own financial and legal advisers as to the risks involved in an investment in the notes and to determine whether the notes are a suitable investment for you. The notes may not be a suitable investment for you if you are unsophisticated about debt securities. Before investing in the notes, you should carefully consider, among other matters, the risk factors below and information set forth under the heading “Risk Factors” in CSC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated by reference into this prospectus supplement and accompanying prospectus, as the same may be updated from time to time by filings under the Exchange Act that CSC incorporates by reference herein.

Risks relating to the notes

The notes will not be guaranteed by the FDIC or by any of CSC’s subsidiaries. The notes will be structurally subordinated to the debt and other liabilities of CSC’s subsidiaries, which means that creditors of CSC’s subsidiaries will be paid from their assets before holders of the notes would have any claims to those assets.

The notes will not be guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program. The notes will be obligations of CSC only and will not be guaranteed by any of its subsidiaries. The notes will be structurally subordinated to all debt and other liabilities of CSC’s subsidiaries (including liabilities to trade creditors), which means that creditors of CSC’s subsidiaries will be paid from their assets before holders of the notes would have any claims to those assets.

The price at which you will be able to sell your notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally invest.

CSC believes that the value of the notes in any secondary market will be affected by the supply and demand of the notes, the interest rate and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what CSC expects to be the impact on the market value of the notes of a change in a specific factor, assuming all other conditions remain constant.

United States Interest Rates. CSC expects that the market value of the notes will be affected by changes in United States interest rates. In general, if United States interest rates increase, the market value of the notes may decrease.

CSC’s Credit Rating, Financial Condition and Results. Actual or anticipated changes in CSC’s credit ratings or financial condition may affect the market value of the notes.

CSC wants you to understand that the impact of one of the factors above, such as an increase in United States interest rates, may offset some or all of any change in the market value of the notes attributable to another factor, such as an improvement in CSC’s credit rating.

You may not be able to sell your notes if an active trading market for the notes does not develop.

The notes constitute a new issue of securities, for which there is no existing trading market. In addition, CSC does not intend to apply to list the notes on any securities exchange. CSC cannot provide you with any assurance regarding whether a trading market for the notes will develop, the ability of holders of the notes to sell their notes or the price at which holders may be able to sell their notes. The underwriters have advised CSC that they currently intend to make a market in the notes. The underwriters, however, are not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. If no active trading market develops, you may be unable to resell the notes at any price or at their fair market value or at all.

In addition to CSC’s creditworthiness, many factors affect the trading market for, and trading value of, your notes. These factors include:

•	the method of calculating the principal and interest in respect of your notes;

•	the time remaining to the maturity of your notes;

•	the outstanding amount of notes relative to your notes; and

•	the level, direction and volatility of market interest rates generally.

There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. You should not purchase any notes unless you understand and are able to bear the risk that the notes may not be readily saleable, that the value of the notes will fluctuate over time and that these fluctuations may be significant.

In addition, if your investment activities are subject to laws and regulations governing investments, you may not be able to invest in certain types of notes or your investment in them may be limited. You should review and consider any applicable restrictions before investing in the notes.

CSC’s credit ratings may not reflect all risks of an investment in the notes.

The credit ratings assigned to the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market, if any, for, or trading value of, your notes. In addition, real or anticipated changes in CSC’s credit ratings will generally affect any trading market, if any, for, or trading value of, your notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of investing in the notes in light of your particular circumstances.

There are limited covenants in the senior debt indenture.

Neither CSC nor any of its subsidiaries is restricted from incurring additional debt or other liabilities, including additional senior debt, under the senior debt indenture. If CSC incurs additional debt or liabilities, its ability to pay its obligations on the notes could be adversely affected. CSC expects that it will from time to time incur additional debt and other liabilities. In addition, CSC is not restricted under the senior debt indenture from granting security interests over its assets, except to the extent described under “Description of the Notes – Limitations on Liens” in this prospectus supplement, or from paying dividends or issuing or repurchasing its securities.

In addition, there are no financial covenants in the senior debt indenture. You are not protected under the senior debt indenture in the event of a highly leveraged transaction, reorganization, a default under CSC’s existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of Debt Securities of The Charles Schwab Corporation—Merger, Consolidation, Sale, Lease or Conveyance” included in the accompanying prospectus.

Redemption may adversely affect your return on the notes.

CSC has the right to redeem some or all of the notes prior to maturity, as described under “Description of the Notes – Optional Redemption” in this prospectus supplement. CSC may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

Risks Relating to the Company

Financial reforms and related regulations may affect the Company’s business activities, financial position and profitability.

The U.S. Congress recently approved the “Dodd-Frank Wall Street Reform and Consumer Protection Act” and the President is expected to sign it into law shortly. This legislation makes extensive changes to the laws regulating financial services firms and requires significant rule-making. In addition, the legislation mandates multiple studies, which could result in additional legislative or regulatory action. CSC is currently reviewing the impact the legislation will have on the Company’s business.

The legislation charges the Federal Reserve with drafting enhanced regulatory requirements for “systemically important” bank holding companies and certain other non-bank financial institutions, which may include CSC. The enhanced requirements include higher capital, leverage and liquidity standards and numerous other requirements. The legislation permits the Federal Reserve to tailor its enhanced requirements to the perceived riskiness of an individual financial institution. Among other things, the legislation authorizes various assessments and fees, requires the establishment of minimum leverage and risk-based capital requirements for insured depository institutions, eliminates the Office of Thrift Supervision, which is currently CSC’s primary regulator, and requires the SEC to complete studies and develop rules regarding various investor protection issues. As a result, the Federal Reserve will become CSC’s primary regulator and the Office of the Comptroller of the Currency will become the primary regulator of Charles Schwab Bank. In addition, the legislation contains several provisions that could increase the Federal Deposit Insurance Corporation deposit insurance premiums paid by the Company.

The legislation also establishes a new independent Consumer Financial Protection Bureau which will have broad rulemaking, supervisory and enforcement authority over consumer products, including mortgages, home-equity loans and credit cards. States will be permitted to adopt stricter consumer protection laws and state attorney generals can enforce consumer protection rules issued by the Bureau.

The changes resulting from the legislation may impact the profitability of the Company’s business activities, require changes to certain of its business practices, impose upon the Company more stringent capital, liquidity and leverage ratio requirements or otherwise adversely affect the Company’s business. These changes may also require the Company to invest significant management attention and resources to evaluate and make necessary changes.

Consolidated ratios of earnings to fixed charges

The following table sets forth CSC’s consolidated ratio of earnings to fixed charges for the periods indicated.

	Three Months Ended March 31, 2010	Year Ended December 31,
		2009	2008	2007	2006	2005

Ratio of earnings to fixed charges(1)	1.2	6.0	7.6	3.7	3.0	2.8
Ratio of earnings to fixed charges excluding deposits from banking clients and payables to brokerage clients interest expense(2)	1.4	9.9	14.9	17.0	14.7	10.9

(1)

The ratio of earnings to fixed charges is calculated in accordance with SEC requirements. For such purposes, “earnings” consist of earnings from continuing operations before taxes on earnings and fixed charges. “Fixed charges” consist of interest expense incurred on deposits from banking clients, payables to brokerage clients, short-term borrowings, long-term debt and other interest bearing liabilities. “Fixed charges” also include one-third of rental expense, which is estimated to be representative of the interest factor. For all periods presented, there were no preference security dividends. Beginning in 2009, the provision for credit losses has been excluded from fixed charges.

(2)

Because interest expense incurred in connection with both deposits from banking clients and payables to brokerage clients is completely offset by interest revenue on related investments and loans, CSC considers such interest to be an operating expense. Accordingly, the ratio of earnings to fixed charges, excluding deposits from banking clients and payables to brokerage clients interest expense, reflects the elimination of such interest expense as a fixed charge.

Use of proceeds

CSC intends to use the net proceeds from this issuance of the notes, which are expected to be approximately $             million after underwriting discounts or commissions and estimated offering expenses, for general corporate purposes.

Capitalization

The following table sets forth the consolidated cash and cash equivalents and capitalization of CSC at March 31, 2010, on an actual basis and as adjusted basis to reflect the issuance of $        million of the notes offered hereby.

You should read the following table together with CSC’s consolidated financial statements and notes thereto included in CSC’s Annual Report on Form 10-K for the year ended December 31, 2009, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	March 31, 2010 (in millions) (unaudited)
	Actual	As Adjusted

Cash and cash equivalents	$6,294	$

Long-term debt	$1,309		$1,309
Notes offered hereby	—

Total debt	$1,309	$
Stockholders’ equity
Preferred stock	$—		$—
Common stock	14		14
Additional paid-in capital	2,866		2,866
Retained earnings	7,177		7,177
Treasury stock, at cost	(4,275)		(4,275)
Accumulated other comprehensive loss	(111)		(111)

Total stockholders’ equity	$5,671		$5,671

Total capitalization	$6,980	$

Description of the notes

The notes offered by this prospectus supplement will be issued by CSC under a base indenture dated as of June 5, 2009 and a Second Supplemental Indenture to be dated as of                     , 2010, between CSC and The Bank of New York Mellon Trust Company, N.A., as trustee (collectively, the “senior debt indenture”). The accompanying prospectus provides a more complete description of the senior debt indenture. The notes will be senior debt securities, as such term is understood in the accompanying prospectus. The following description of the notes supplements, and to the extent inconsistent therewith replaces, the descriptions of the general terms and provisions of the notes set forth under “Description of Debt Securities of The Charles Schwab Corporation” included in the accompanying prospectus.

General

The notes issued in this offering initially will be limited to $             aggregate principal amount.

Ranking

The notes will be senior unsecured obligations and will rank equally with all of CSC’s other unsecured senior debt, subject to statutory exceptions in the event of liquidation upon insolvency.

Payment at maturity

The notes will mature on                 ,         . At maturity, you will receive an amount in cash equal to $1,000 per $1,000 principal amount of the notes you then hold, plus any accrued and unpaid interest. If the maturity date falls on a day that is not a business day, CSC will postpone the payment of principal and interest to the next succeeding business day, but the payment made on such date will be treated as being made on the date that the payment was first due and the holders of the notes will not be entitled to any further interest or other payments with respect to such postponement.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in Los Angeles, California or New York, New York are authorized or obligated by law or executive order to close.

Interest

The notes will bear interest at a fixed rate of         % per annum. Interest on the notes will accrue from and including                 ,         , or the most recent date to which interest has been paid or duly provided for. Interest will be payable semi-annually in arrears on                  and                  of each year, beginning on                 ,         . Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

If an interest payment date falls on a day that is not a business day, CSC will postpone the interest payment to the next succeeding business day, but the payment made on such date will be treated as being made on the date that the payment was first due and the holders of the notes will not be entitled to any further interest or other payments with respect to such postponement.

The interest payable on the notes on any interest payment date, subject to certain exceptions, will be paid to the person in whose name the notes are registered at the close of business on                  and                 , whether or not a business day, next preceding the applicable interest payment date. Interest that CSC pays on the maturity date will be paid to the person to whom the principal will be payable.

Optional redemption

The notes are redeemable at any time and from time to time, as a whole or in part, at CSC’s option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of notes to be redeemed, at a redemption price (the “make-whole redemption price”) equal to the greater of:

•	100% of the principal amount of the notes to be redeemed; or

•

as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of interest and principal thereon (exclusive of interest accrued and unpaid to, but not including, the redemption date) discounted to the redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate (as defined below) plus              basis points,

plus, in either case, accrued and unpaid interest to, but not including, the redemption date. However, if the redemption date is after a record date and on or prior to a corresponding interest payment date, the interest will be paid on the redemption date to the holder of record on the record date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations for such redemption date.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in the United States of America.

“Quotation Agent” means the Reference Treasury Dealer that is selected by CSC to act as Quotation Agent in connection with an optional redemption, in addition to acting as a Reference Treasury Dealer; provided, however, that if such Reference Treasury Dealer ceases to be a Primary Treasury Dealer, CSC will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer” means (i) J.P. Morgan Securities Inc. (or its successor) or any affiliate that is a Primary Treasury Dealer, and (ii) up to two other Primary Treasury Dealers that are selected by CSC; provided, however, that if any of the foregoing or their affiliates cease to be a Primary Treasury Dealer, CSC will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

On and after the redemption date for the notes, interest will cease to accrue on the notes or any portion thereof called for redemption, unless CSC defaults in the payment of the redemption price and accrued interest, if any. On or before the redemption date for the notes, CSC will deposit with a paying agent, or the trustee, funds sufficient to pay the redemption price of and accrued and unpaid interest on such notes to be redeemed on such date.

If less than all of the notes are to be redeemed, the notes to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate; provided, however, that no notes of a principal amount of $1,000 or less shall be redeemed in part.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but not including, the redemption date.

CSC is not required to make mandatory redemption or sinking fund payments with respect to the notes. CSC may at any time and from time to time purchase notes in the open market or otherwise.

Limitations on liens

As long as any of the notes are outstanding, CSC will not, and will not permit any of its subsidiaries to, create, assume, incur or guarantee any indebtedness for borrowed money secured by a pledge, lien or other encumbrance on the voting securities of Charles Schwab & Co., Inc., Schwab Bank, Charles Schwab Investment Management, Inc., or Schwab Holdings, Inc., without securing the notes to the same extent. Schwab Holdings, Inc. is CSC’s wholly owned subsidiary that owns all of the common stock of Charles Schwab & Co., Inc. However, the senior debt indenture permits liens on the voting stock of Charles Schwab & Co., Inc., Schwab Bank, Charles Schwab Investment Management, Inc., or Schwab Holdings, Inc. without securing the notes if the liens arise because of:

•	claims against CSC for taxes or other governmental charges that are not then due and delinquent, that CSC is contesting in good faith, or that are for less than $1 million;

•	legal proceedings that CSC is contesting in good faith or that involve claims against CSC for less than $1 million;

•	deposits to secure, or in place of, any surety, stay, appeal or customs bonds; or

•	any other reason if CSC’s Board of Directors determines that the lien will not materially detract from or interfere with the present value or control by CSC of the voting stock subject to the lien.

Delivery and form

The notes will be represented by one or more permanent global certificates (each, a “global note”) deposited with, or on behalf of, DTC and registered in the name of Cede & Co. (DTC’s nominee). The notes will be issued in registered form in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. Investors may elect to hold interests in the global notes through either DTC (in the United States) or through Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

Trustee and paying agent

The trustee under the senior debt indenture is The Bank of New York Mellon Trust Company, N.A.

On the date of this prospectus supplement, the agent for the payment, transfer and exchange of the notes is The Bank of New York Mellon Trust Company, N.A., acting through its corporate trust office at 700 South Flower Street, Suite 500, Los Angeles, CA 90017, Attention: Corporate Unit. The Bank of New York Mellon Trust Company, N.A., acting in this capacity, is referred to as the “paying agent.”

Additional notes

CSC may in the future from time to time, without notice to or consent of the holders of the notes, create and issue additional notes having the same terms and conditions as the notes offered by this prospectus supplement in all respects, except for any differences in the issue date and price and interest accrued prior to the issue date of the additional notes; provided that no such additional notes may be issued unless they will be fungible with the notes offered hereby for U.S. federal income tax and securities law purposes; and provided, further, that the additional notes have the same CUSIP number as the notes offered hereby. The notes offered hereby and any additional notes would rank equally and ratably and would be treated as a single class for all purposes under the senior debt indenture. No additional notes may be issued if any event of default has occurred and is continuing with respect to the notes.

Underwriting

CSC and the underwriters named below have entered into an underwriting agreement with respect to the notes being offered. Subject to the terms and conditions set forth in the underwriting agreement, each of the underwriters has severally agreed to purchase, and CSC has agreed to sell, the respective principal amount of notes set forth opposite its name in the following table. J.P. Morgan Securities Inc. is the sole book-running manager and the representative of the underwriters.

Underwriter	Principal Amount of Notes

J.P. Morgan Securities Inc.	$

Total	$

The underwriting agreement provides that, subject to certain conditions, the underwriters are obligated to purchase all of the notes in the offering if they purchase any notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The following table summarizes the discount or commission to be received by the underwriters in connection with the sale of the notes:

Underwriting Discount or Commission

Per note		%
Total	$

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to         % per note from the initial public offering price. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to         % per note from the initial public offering price. After the initial offering of the notes, the underwriters may, from time to time, vary the offering price and the other selling terms.

The underwriters intend to offer the notes for sale, either directly or through affiliates or other dealers acting as selling agents.

The notes constitute a new issue of securities, for which there is no existing trading market. CSC does not intend to apply to list the notes on any securities exchange. Although CSC has been advised that the underwriters intend to make a market in the notes, those underwriters are not obligated to do so and may discontinue market making at any time. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes.

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids for or purchases of the notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in process. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own account, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

CSC has agreed for a period from the date of this prospectus supplement to and including the closing date of this offering, not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any notes (except for the notes offered hereby), any securities that are substantially similar to the notes, or any securities that are convertible into or exchangeable for or that represent the right to receive any such substantially similar securities of CSC, except with the prior written consent of the representatives.

CSC estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $            .

CSC has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Certain of the underwriters and their affiliates have in the past provided, are currently providing and may in the future from time to time provide, financial advisory, commercial banking, investment banking, research, trading and transfer agent services to CSC or its subsidiaries (including as parties to CSC’s credit agreement), for which they have in the past received, and may currently or in the future receive, customary fees and expenses.

Notice to investors

European Economic Area

In relation to each Member State of the European Economic Area, or EEA, which has implemented the Prospectus Directive (each, a “Relevant Member State”) with effect from, and including, the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer to the public of our securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State, except that, with effect from, and including, the Relevant Implementation Date, an offer to the public in that Relevant Member State of our securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

a) to legal entities which are authorized or regulated to operate in the financial markets, or, if not so authorized or regulated, whose corporate purpose is solely to invest in our securities;

b) to any legal entity which has two or more of: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative for any such offer; or

d) in any other circumstances falling within Article 3(2) of the Prospectus Directive provided that no such offer of our securities shall result in a requirement for the publication by us or any underwriter or agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

As used above, the expression “offered to the public” in relation to any of our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our securities to be offered so as to enable an investor to decide to purchase or subscribe for our securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The EEA selling restriction is in addition to any other selling restrictions set out in this prospectus.

United Kingdom

This prospectus is only being distributed to and is only directed at: (1) persons who are outside the United Kingdom; (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (3) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

Legal matters

Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, San Francisco, California, will pass on the validity of the notes. Directors of that firm beneficially own an aggregate of less than 1% of CSC’s common stock. Simpson Thacher & Bartlett LLP, New York, New York, will pass upon certain legal matters relating to the offering for the underwriters.

Experts

The consolidated financial statements and the related financial statement schedule appearing in CSC’s Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of CSC’s internal control over financial reporting as of December 31, 2009 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports thereon, included therein, and incorporated in this prospectus supplement by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The Charles Schwab Corporation

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Warrants

Units Consisting of Two or More Securities

Schwab Capital Trust II	Schwab Capital Trust III

Trust Preferred Securities

Fully and Unconditionally Guaranteed by The Charles Schwab Corporation

The Charles Schwab Corporation from time to time may offer and sell debt securities, preferred stock, depositary shares, common stock, purchase contracts, warrants and units consisting of two or more of the securities being offered by this prospectus. Our debt securities, preferred stock, purchase contracts and warrants may be convertible into or exchangeable for shares of our common stock or other securities.

Schwab Capital Trust II and Schwab Capital Trust III are Delaware statutory trusts and are referred to as the trusts. Each trust may from time to time:

•	sell trust preferred securities representing undivided beneficial interests in the trust to the public;

•	sell trust common securities representing undivided beneficial interests in the trust to The Charles Schwab Corporation;

•	use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures of The Charles Schwab Corporation; and

•	distribute the cash payments it receives or the junior subordinated debentures it owns to the holders of the trust preferred and trust common securities.

We will fully and unconditionally guarantee the payment by the trusts of the trust preferred securities based on obligations discussed in this prospectus. This is called the trust preferred securities guarantee.

The common stock of The Charles Schwab Corporation is listed on the NASDAQ Global Select Market and trades under the symbol “SCHW.”

We will provide the specific terms of any securities to be offered and the specific manner in which they may be offered in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement or supplements carefully before you invest.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities are not deposits or other obligations of any bank or savings association and the securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Charles Schwab & Co., Inc., which is our wholly-owned subsidiary, or any of our affiliates may use this prospectus and any accompanying prospectus supplement in connection with offers and sales of the securities in market-making transactions for any of the securities listed above or similar securities after their initial sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is December 16, 2008

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. We may offer debt securities of The Charles Schwab Corporation; trust preferred securities of the trusts and related junior subordinated debentures and guarantees of The Charles Schwab Corporation; preferred stock, depositary shares and common stock of The Charles Schwab Corporation; and purchase contracts and units consisting of two or more securities. We may also offer warrants to purchase debt securities or warrants to purchase or sell, or whose cash value is determined by reference to the performance level, or value of, one or more of:

•	securities of one or more issuers, including our common stock, preferred stock or depositary shares, other securities described in this prospectus or the debt or equity securities of third parties;

•	one or more currencies, currency units or composite currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described in this paragraph.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” The prospectus supplement may also contain information about United States federal income tax considerations relating to the securities covered by the prospectus supplement.

References in this prospectus to “we,” “us” and “our” mean The Charles Schwab Corporation. References to the “trusts” mean Schwab Capital Trust II and Schwab Capital Trust III. References to “junior subordinated debentures” mean junior subordinated debentures issued by us to a trust in connection with the trust’s issuance of trust preferred securities.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplements, including the documents incorporated by reference, do or may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (referred to here as the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (referred to here as the “Exchange Act”). Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimate,” “aim,” “target,” and other similar expressions. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, refer to future events. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, are forward-looking statements.

These forward-looking statements, which reflect management’s beliefs, objectives and expectations as of the date of this prospectus, the prospectus supplement, or in the case of documents incorporated by reference, as of the date of those documents, are necessarily estimates based on the best judgment of our senior management. Achievement of the expressed beliefs, objectives and expectations described in these statements is subject to certain risks and uncertainties that could cause actual results to differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, the prospectus supplement or, in the case of documents incorporated by reference, as of the date of those documents.

You should refer to our periodic and current reports filed with the SEC or to an applicable prospectus supplement for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements, including risks described in the “Risk Factors” section. See “Where You Can Find More Information” in this prospectus for information about how to obtain copies of our periodic and current reports.

Statements in this prospectus, any prospectus supplement, and any documents incorporated by reference speak only as of the date on which those statements are made, and we undertake no obligation to update any statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (Nos. 333-             , 333-             -01 and 333-             -02) under the Securities Act relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our corporate website at http://www.aboutschwab.com. We have included the SEC’s website address and our website address as inactive textual references only, and the information contained on those websites is not a part of this prospectus. You may also read and copy any document that we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Our common stock is listed on the NASDAQ Global Select Market. You may inspect reports, proxy statements and other information about us at the offices of The NASDAQ Stock Market LLC, One Liberty Plaza, 165 Broadway, New York, NY 10006.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC after the date of this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed, other than, in each case, documents or portions of documents furnished and not filed:

•	Annual report on Form 10-K for the fiscal year ended December 31, 2007;

•	Quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008;

•	Current reports on Form 8-K filed on February 26, May 28, July 25, September 12, September 29, October 28 and November 20, 2008; and

•	The description of our common stock contained in our registration statement filed under Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating that description.

You may request a copy of these filings at no cost, by writing, telephoning or sending an email to us at the following address:

The Charles Schwab Corporation

101 Montgomery Street

San Francisco, California 94104

Attention: Corporate Secretary

Telephone: (415) 627-7000

Email: investor.relations@schwab.com

THE CHARLES SCHWAB CORPORATION

The Charles Schwab Corporation was incorporated under the laws of Delaware in 1986 and is headquartered in San Francisco, California. We are a savings and loan holding company and engage, through our subsidiaries, in securities brokerage, banking and related financial services. Our significant subsidiaries include:

•

Charles Schwab & Co., Inc., which was incorporated in 1971, is a securities broker-dealer with branch offices nationwide and in the Commonwealth of Puerto Rico and London, U.K., and serves clients in Hong Kong through one of its subsidiaries;

•	Charles Schwab Bank, which commenced operations in 2003, is a retail bank located in Reno, Nevada; and

•	Charles Schwab Investment Management, Inc., is the investment advisor for Schwab’s proprietary mutual funds, which are referred to as the Schwab Funds.

Because we are a holding company, we are dependent upon the earnings and cash flow of our subsidiaries to meet our obligations. We, as a savings and loan holding company, and Charles Schwab Bank, as a federal savings bank, are both subject to supervision and regulation by the Office of Thrift Supervision. As our depository institution subsidiary, Charles Schwab Bank is also subject to supervision and regulation and to various requirements and restrictions under federal and state laws, including regulatory capital guidelines. Among other things, these requirements govern transactions with us and our non-depository institution subsidiaries, including loans and other extensions of credit, investments or asset purchases, dividends, and investments. In addition, some of our other subsidiaries, including Charles Schwab & Co., Inc., are restricted from paying dividends or making loans or advances to us by net capital requirements under the Exchange Act and under rules of securities exchanges and other regulatory bodies. Our rights and the rights of our creditors, including the holders of debt securities and junior subordinated debentures, to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Our principal executive office is located at 120 Kearny Street, San Francisco, California 94108. Our telephone number is (415) 636-7000. Our corporate Internet website is http://www.aboutschwab.com. We have included our website address as an inactive textual reference only, and the information contained on our website is not a part of this prospectus.

THE TRUSTS

Each of the trusts is a statutory trust formed in 2004 under Delaware law pursuant to a trust agreement between The Charles Schwab Corporation, as depositor of each trust, and the Delaware trustee (as defined below), and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of each trust was amended and restated in its entirety in 2007 to continue the existence of each trust. The trust agreement of each trust will again be amended and restated in its entirety, substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part (each of these amended and restated trust agreements is referred to as a “trust agreement”), prior to the issuance of trust preferred securities by the trust. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.

Each trust exists for the exclusive purposes of:

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issuing and selling trust preferred securities to investors and trust common securities to The Charles Schwab Corporation (the trust preferred securities and trust common securities as to a particular trust are together referred to as such trust’s “trust securities”);

•	investing the gross proceeds of the trust securities in a series of corresponding junior subordinated debentures issued by The Charles Schwab Corporation; and

•	engaging only in those activities convenient, necessary or incidental thereto (such as registering the transfer of the trust securities).

As a result, the corresponding junior subordinated debentures will be the only assets of the trust, and the payments under the junior subordinated debentures will be the only revenues of the trust. All of the trust common securities will be directly or indirectly owned by The Charles Schwab Corporation. The trust common securities will rank equally with, and payments will be made pro rata with, the trust preferred securities of the related trust, except that upon the occurrence and continuance of an event of default under the trust agreement resulting from an event of default under the junior subordinated indenture, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the related trust preferred securities. Unless otherwise indicated in the applicable prospectus supplement, we will acquire all of the trust common securities of each trust in an aggregate liquidation amount equal to at least three percent of the total capital of the trust.

Each trust’s business and affairs will be conducted by its trustees, each appointed by The Charles Schwab Corporation as holder of the related trust common securities. Unless otherwise indicated in any prospectus supplement, the trustees of each trust will be The Bank of New York Mellon Trust Company, N.A. as the property trustee, BNY Mellon Trust of Delaware as the Delaware trustee, and individual trustees, the administrative trustees, who are employees or officers of or affiliated with The Charles Schwab Corporation or its subsidiaries. The Bank of New York Mellon Trust Company, N.A., as the property trustee, will act as sole trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. The property trustee, unless otherwise indicated in any prospectus supplement, will also act as trustee under the guarantees and the junior subordinated indenture. See “Description of the Trust Securities Guarantees of The Charles Schwab Corporation” and “Description of the Junior Subordinated Debentures of The Charles Schwab Corporation.”

The holder of the trust common securities of each trust, or the holders of a majority in liquidation amount of the trust preferred securities of such trust if an event of default under the trust agreement has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for the trust. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the trust common securities, and in no event will the holders of trust preferred securities have such right.

Unless otherwise specified in the applicable prospectus supplement, each trust has a defined term, but may be terminated earlier as provided in the applicable trust agreement.

The Charles Schwab Corporation will pay all fees and expenses related to the trusts and the offering of trust securities and will pay all ongoing costs, expenses and liabilities of each trust.

The principal executive office of each trust is c/o The Charles Schwab Corporation, 120 Kearny Street, San Francisco, California 94108, Attention: Corporate Secretary, and its telephone number is (415) 636-7000.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated.

	Nine Months Ended September 30, 2008	Year Ended December 31,
		2007	2006	2005	2004	2003
Ratio of earnings to fixed charges (1)	7.4	3.7	3.0	2.8	3.3	4.1
Ratio of earnings to fixed charges, excluding brokerage and banking client interest expense (2)	14.8	17.0	14.7	10.9	6.0	6.2

(1)	The ratio of earnings to fixed charges is calculated in accordance with SEC requirements. For such purposes, “earnings” consist of earnings from continuing operations before taxes on earnings, extraordinary gain and fixed charges. “Fixed charges” consist of interest expense incurred on brokerage client cash balances, deposits from banking clients, long-term debt and other interest-bearing liabilities. “Fixed charges” also include one-third of rental expense, which is estimated to be representative of the interest factor. For all periods presented there were no preference dividends.

(2)	Because interest expense incurred in connection with both payables to brokerage clients and deposits from banking clients is completely offset by interest revenue on related investments and margin loans, we consider such interest to be an operating expense. Accordingly, the ratio of earnings to fixed charges, excluding brokerage and banking client interest expense, reflects the elimination of such interest expense as a fixed charge.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. General corporate purposes include working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing or repayment of debt, including outstanding commercial paper and other short-term indebtedness, if any, redemption or repurchase of our outstanding securities, funding of possible acquisitions and satisfaction of other obligations.

ERISA Matters

The Employee Retirement Income Security Act of 1974, as amended, referred to here as ERISA, imposes certain restrictions on employee benefit plans that are subject to ERISA and on persons who are fiduciaries with respect to those plans. In accordance with ERISA’s general fiduciary requirements, a fiduciary with respect to any such plan who is considering the purchase of the debt or equity securities of The Charles Schwab Corporation or the trust preferred securities of the trusts on behalf of the plan should determine whether the purchase is permitted under the governing plan documents and is prudent and appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio.

The Charles Schwab Corporation has subsidiaries and affiliates, including broker-dealer subsidiaries and affiliates, that provide services to many employee benefit plans. The Charles Schwab Corporation and any direct or indirect subsidiary or affiliate of The Charles Schwab Corporation may each be considered a “party in interest” within the meaning of ERISA and a “disqualified person” under corresponding provisions of the Internal Revenue Code of 1986, as amended, referred to here as the “Code,” to many employee benefit plans and retirement accounts. “Prohibited transactions” within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan as to which The Charles Schwab Corporation or any direct or indirect subsidiary or affiliate of The Charles Schwab Corporation is a party in interest, unless the offered securities are acquired pursuant to an applicable statutory or administrative exemption.

Any employee benefit plan or other entity to which such provisions of ERISA or the Code apply proposing to acquire the offered securities should consult with its legal counsel. Please consult the applicable prospectus supplement for further information with respect to a particular offering of securities.

DESCRIPTION OF DEBT SECURITIES OF THE CHARLES SCHWAB CORPORATION

The debt securities will be either senior debt securities or senior subordinated debt securities and will be issued in one or more series under one or more separate indentures between us and a trustee. Senior debt securities will be issued under a senior indenture and senior subordinated debt securities will be issued under a senior subordinated indenture. Except as otherwise set forth in the applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will be the trustee under the indentures. The Bank of New York Mellon Trust Company, N.A. serves as trustee for series of our outstanding indebtedness under other indentures. The debt securities may provide that they may be convertible into or exchangeable for shares of our common stock or other securities. In the following discussion, we sometimes refer to the senior indenture and the senior subordinated indenture as the “indentures.” When we refer to the “trustee,” we mean both the senior trustee and the senior subordinated trustee unless we indicate otherwise. Each indenture is qualified under the Trust Indenture Act, and the terms of the debt securities will include those stated in the applicable indenture and those made part of the indenture by reference to the Trust Indenture Act.

This section of the prospectus summarizes the material terms of the senior indenture, the senior subordinated indenture, the senior debt securities and the senior subordinated debt securities to be offered by any prospectus supplement. It is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the respective indentures as may be amended or supplemented, including the definitions of terms, and the Trust Indenture Act. The particular terms of the debt securities offered by any prospectus supplement will be described in the prospectus supplement relating to the offered securities. The terms of any series of debt securities may differ from the terms described below. For additional information, you should look at the applicable indenture and certificates evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes this prospectus. We encourage you to read these indentures. Instructions on how you can get copies of these documents is provided above under the heading “Where You Can Find More Information.”

General

We may issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series. This section summarizes the terms of the debt securities that are common to all series, whether senior or senior subordinated. The debt securities will not be secured by any of our property or assets. All of the discussions below are subject to, and qualified by, the information contained in the applicable prospectus supplement.

We may issue debt securities upon the satisfaction of conditions contained in the indentures. Most of the material financial and other specific terms of the debt securities of your series will be described in the prospectus supplement relating to your series, including:

•	the title of your series of debt securities;

•	any limit on the aggregate principal amount or initial offering price of your series of debt securities;

•	the date or dates on which your series of debt securities will mature;

•	the annual rate or rates (which may be fixed or variable) at which your series of debt securities will bear interest, if any, and the date or dates from which the interest, if any, will accrue;

•	the dates on which interest, if any, on your series of debt securities will be payable and the regular record dates for those interest payment dates;

•	the place where the principal and interest are payable;

•	the person to whom interest is payable if other than the registered holder on the record date;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at your option;

•

the date, if any, after which and the price or prices at which your series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision;

•	if other than denominations of $1,000 and any integral multiple thereof, the denomination in which your series of debt securities will be issuable;

•	any events of default in addition to those in the indenture;

•	any other covenant or warranty in addition to those in the indenture;

•

if debt securities are sold for one or more foreign currencies or foreign currency units, or principal, interest or premium are payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences and other information regarding the issue and currency or currency units;

•	the currency of payment of principal, premium, if any, and interest on your series of debt securities if other than in United States dollars;

•	any index or formula used to determine the amount of payment of principal of, premium, if any, and interest on your series of debt securities;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•

if the principal amount payable at a stated maturity will not be determinable as of any date prior to stated maturity, the amount or method of determining the amount which will be deemed to be the principal amount;

•	any paying agents, authenticating agents, security registrars or other agents for the debt;

•	the applicability of the provisions described below under “—Discharge; Defeasance and Covenant Defeasance”;

•	whether any debt securities will be certificated securities or will be issued in the form of one or more global securities and the depositary for the global security or securities;

•	whether your series of debt securities are subordinated debt securities or senior debt securities;

•	if your series of debt securities are subordinated debt securities, whether the subordination provisions summarized below or different subordination provisions will apply;

•

if debt securities are sold bearing no interest or below market interest, known as “original issue discount” securities, the amount payable upon acceleration and special tax, accounting and other considerations;

•	the price or prices at which your series of debt securities will be issued;

•	the convertibility or exchangeability, if any, of your series of debt securities into any other debt or equity securities; and

•	any other material terms of your series of debt securities.

The terms may vary from the terms described here. This summary is qualified by reference to the description of the terms of your series to be described in the prospectus supplement.

Prospective purchasers of debt securities should be aware that special federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

A debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security. If we issue an original issue discount debt security, the prospectus supplement will contain a description of the U.S. federal income tax consequence related to the issuance.

Senior Debt

Our senior debt securities will be issued under the senior debt indenture and will rank equally with all of our other unsecured and unsubordinated debt.

Senior Subordinated Debt

We may issue senior subordinated debt securities under the senior subordinated debt indenture. Senior subordinated debt securities will be subordinate and junior in right of payment to all of our “senior indebtedness.”

In some circumstances relating to our liquidation, dissolution, winding-up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

In addition, we may make no payment on the subordinated debt securities in the event:

•	there is a default in any payment or delivery on any senior indebtedness; or

•	there is an event of default on any senior indebtedness which permits the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities.

Unless otherwise specified in a prospectus supplement, “senior indebtedness” will include the principal of and premium, if any, and interest on our indebtedness, whether outstanding on the date of the senior subordinated debt indenture or later created, that is:

•	for money that we borrowed, including capitalized lease obligations;

•	for money borrowed by others and guaranteed, directly or indirectly, by us; or

•	secured and unsecured purchase money indebtedness or indebtedness secured by property at the time of our acquisition of the property for the payment of which we are directly or contingently liable.

Senior indebtedness also includes all deferrals, renewals, extensions and refundings of and amendments, modifications and supplements to the senior indebtedness described in the preceding sentence.

Senior indebtedness does not include:

•	our indebtedness to any of our subsidiaries for money borrowed or advances from any subsidiary;

•	the senior subordinated debt securities; or

•

any indebtedness if the terms creating or evidencing the indebtedness expressly provide that the indebtedness is not superior in right of payment to the senior subordinated debt securities and/or that the indebtedness is not superior in right of payment to any of our other indebtedness that is equal to or subordinated to the senior subordinated debt securities in right of payment.

“Indebtedness” is obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, including capitalized lease obligations.

At September 30, 2008, we owed a total of approximately $458 million in principal amount of medium term notes, all of which was senior indebtedness, without counting any accrued interest on that debt, and had no outstanding medium term notes that were senior subordinated indebtedness. The indenture does not limit the amount of senior debt that we are permitted to have, and we may in the future incur additional senior debt.

Restrictive Covenants

Neither indenture contains any significant financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our subsidiaries’ property or capital stock, or restricting us or any of our subsidiaries from entering into sale and leasehold transactions. The prospectus supplement relating to a series of debt securities may describe restrictive covenants, if any, to which we may be bound under the applicable indenture.

Merger, Consolidation, Sale, Lease or Conveyance

Unless otherwise indicated in the applicable prospectus supplement, as long as any debt securities are outstanding, we will not be permitted to merge or consolidate with any other entity and will not be permitted to sell, lease or convey all or substantially all of our assets to any person, unless:

•

we are the continuing corporation or our successor or the person that acquires or leases all or substantially all of our assets is a corporation, association, company, limited liability company, joint-stock company or business trust organized under the laws of the United States or one of the states of the United States or the District of Columbia and the successor entity expressly assumes all of our obligations under the applicable indenture and the related debt securities; and

•

immediately after any merger, consolidation, sale, lease or conveyance, we or our successor is not in default in the performance or observance of the covenants and conditions of the applicable indenture.

This covenant would not apply to a recapitalization transaction, a change of control of The Charles Schwab Corporation or a highly leveraged transaction unless the transaction or change of control is structured to include a merger or consolidation or a sale, lease or conveyance of all or substantially all of our assets. Except as may be described in the prospectus supplement applicable to a particular series of debt securities, there are no covenants or other provisions in the indentures requiring us to repurchase the debt securities or that would afford holders of debt securities additional protection or economic benefits in the event of a recapitalization or a change of control of The Charles Schwab Corporation or a highly leveraged transaction.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “Event of Default” will occur for any series of debt securities if:

•	we fail to pay when due any principal of that series of debt securities;

•	we fail to pay any interest on that series of debt securities within 30 days after the interest is due;

•	we fail to deposit when due any sinking fund payment required under the terms of that series of debt securities;

•	we fail to cure our default of any other covenant or agreement to which that series of debt securities is subject within 60 days after we receive written notice of the default;

•	specified events of bankruptcy, insolvency or reorganization occur; or

•	any other default or event of default provided with respect to debt securities of that series occurs.

If an Event of Default, other than a default relating to our bankruptcy, insolvency or reorganization, occurs and continues, the trustee or the holders of 25% of the aggregate principal amount of all affected series of debt securities, voting together as a single class, may require us to repay immediately the entire principal of the debt securities of all affected series and any accrued interest. For example, if an Event of Default relates to our failure to pay interest on two series of senior debt securities and we have issued ten series of outstanding senior debt securities, the holders of 25% of the two affected series, voting together as a single class, would have the right to require us to immediately repay the senior debt securities that are part of those two series. However, if the Event of Default were to affect all ten series, then 25% of all senior debt securities outstanding under the senior debt indenture, voting together as a single class, would have the right to require us to immediately repay all outstanding series of senior debt securities. If an Event of Default relating to our bankruptcy, insolvency or reorganization occurs, the entire principal of the affected debt securities will automatically become payable. Any payment by us on the subordinated debt securities following any acceleration will be subject to the subordination provisions applicable to the subordinated debt securities.

The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting together as a single class, can rescind any acceleration or waive any past default or Event of Default. However, they cannot waive certain defaults in payment of principal of, premium, if any, or interest on, any of the debt securities or any right of a holder to have a debt security converted into our common stock.

Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it, called an “indemnity.” If they provide this indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting together as a single class, may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

A holder of a debt security may not institute any action against us under the indenture unless:

•	the holder gives the trustee written notice that a default has occurred and is continuing;

•

the holders of at least 25% of the outstanding aggregate principal amount of all affected series, voting together as a single class, request that the trustee institute the action while offering the trustee an indemnity reasonably satisfactory to it;

•	the holders offer the trustee reasonable security or indemnity against the costs and liabilities to be incurred in complying with the request; and

•	the trustee fails to institute the action within 60 days after receiving the request.

Even if these conditions are met, the holder may not institute an action if holders of a majority in aggregate principal amount of all affected series, voting together as a single class, direct the trustee to take action inconsistent with the request of the holder desiring to institute action against us. Holders may institute an action for payment of overdue principal or interest or to enforce their rights to convert securities into our other securities without complying with the preceding conditions.

We are required to file annually with the trustee a certificate stating whether we are in default under any of the provisions of either indenture, specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

We may be discharged from our obligations on the debt securities of any series if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•

We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•

We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or United States government obligations or, in the case of debt securities that are denominated in a currency other than United States dollars, cash in the currency in which the debt securities are denominated and/or foreign government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

•

direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of the members is pledged, which in each case are not callable or redeemable at the option of the issuer; or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer.

Modification of the Indentures

Without the consent of the holders of debt securities, we and the trustee may enter into supplemental indentures to:

•	document that a successor corporation has assumed our obligations;

•	add covenants or events of default for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency in the indentures;

•	permit the facilitation of the defeasance and discharge of the securities;

•	establish the forms or terms of debt securities of any series;

•	provide for conversion rights;

•	provide for guarantees;

•	document the appointment of a successor trustee; or

•	other changes specified in the indenture.

If the holders of a majority in principal amount of all affected series, voting together as a single class, consent, we and the trustee may add to, change or eliminate any of the provisions of an indenture or modify in any way the rights of holders of the affected series. However, each affected holder must consent before we can:

•	extend the stated maturity of the principal;

•	reduce the amount of the principal;

•	reduce the rate or extend the time of payment of interest;

•	if subordinated debt securities, make any change relating to the subordination of the debt securities in a materially adverse manner;

•	reduce any premium payable on redemption;

•	change the currency in which any debt security is payable;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•	reduce the percentage in principal amount required to consent to any of the foregoing actions.

We may not amend the senior subordinated debt indenture to alter the subordination of any outstanding senior subordinated debt securities without the consent of each holder of senior indebtedness then outstanding that would be negatively affected.

Legal Ownership of Debt Securities

We refer to those who have debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, as “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in the debt securities that are not registered in their own name as indirect holders. As discussed under the heading “Global Securities,” indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.

Additional Mechanics

Form, Exchange and Transfer. Unless otherwise indicated in the prospectus supplement, the debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 and any integral multiple of $1,000.

You may have your debt securities broken into more debt securities of permitted smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

The entity performing the role of maintaining the list of registered direct holders is called the “security registrar.” It will also perform exchanges and transfers. You may exchange or transfer debt securities at the office of the security registrar.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Unless otherwise indicated in a prospectus supplement, the trustee will act as the securities registrar and we will appoint an office or agency in New York City for you to transfer or exchange debt securities having New York as the place of payment.

Payment and Paying Agents. We will pay interest, principal and any other money due on the debt securities at payment offices that we designate. These offices are called paying agents. You must make arrangements to have your payment picked up at that office. We may also choose to pay interest by mailing checks to the address specified in the security register.

We will pay interest to you if at the close of business on a particular day in advance of each due date for interest you are a direct holder, even if you no longer own the debt security on the interest due date. That particular day is called the “regular record date” and will be stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest is called “accrued interest.”

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due,

will be repaid to us. Thereafter, the holder may look only to us for payment.

Indirect holders should consult their banks or brokers for information on how they will receive payment.

Notices

Notices to be given to holders of a global security will be given only in accordance with the policies of the depositary, as described in part under “Global Securities.” Notices to be given to holders of debt securities not in global form will be sent by mail to the address of the holder appearing in the trustee’s records. Indirect holders should consult their banks or brokers for information on how they will receive notice.

No Personal Liability of Directors, Officers, Employees and Stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Ranking

Unless otherwise provided in the prospectus supplement, the debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our other debt obligations, and therefore they rank equally with all other unsecured and unsubordinated indebtedness of The Charles Schwab Corporation. The senior subordinated debt securities are subordinated to some of The Charles Schwab Corporation’s existing and future debt and other liabilities.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, a series of debt securities may be convertible or exchangeable into other debt securities or common stock, preferred stock or depositary shares. The specific terms on which any series may be so converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder’s option or at our option, in which case the amount or number of securities the debt security holders would receive would be calculated at the time and in the manner described in the applicable prospectus supplement.

Regarding the Trustees

The trustee under either indenture will be named in the prospectus supplement. We and some of our subsidiaries may conduct transactions with the trustees in the ordinary course of business and the trustees and their affiliates may conduct transactions with us and our subsidiaries.

Governing Law

Both indentures are, and the senior and senior subordinated debt securities will be, governed by and construed in accordance with the laws of the State of California unless otherwise provided in any prospectus supplement.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The trust preferred securities will be issued by a trust pursuant to the terms of an amended and restated trust agreement to be entered into between The Charles Schwab Corporation, the property trustee, the Delaware trustee and the administrative trustees. Unless otherwise provided in any prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will be the property trustee, BNY Mellon Trust of Delaware will be the Delaware trustee, and employees or officers of or affiliated with The Charles Schwab Corporation or its subsidiaries will be the administrative trustees. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The terms of the trust preferred securities will include those stated in the trust agreement and those made part of the trust agreement by the Trust Indenture Act.

This section of the prospectus summarizes material terms of the trust preferred securities to be offered by any prospectus supplement. It is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the respective trust agreement, including the definition of terms, and the Trust Indenture Act. The particular terms of the trust preferred securities offered by any prospectus supplement will be described in the prospectus supplement relating to the offered securities. The terms of any series of trust preferred securities may differ from the terms described below, including without limitation with respect to regulatory requirements applicable to such securities.

General

The trust agreement authorizes the trustees to issue the trust securities on behalf of the trust. The trust securities represent undivided beneficial interests in the assets of the trust. The trust preferred securities of an issue will entitle the holders thereof to a preference in some circumstances with respect to distributions and amounts payable on redemption or liquidation over the trust common securities. We will own, directly or indirectly, all of the trust common securities.

The trust agreement does not permit the trust to issue any securities other than the trust securities or to incur any indebtedness. Under the trust agreement, the property trustee will own the junior subordinated debentures purchased by the trust for the benefit of the holders of the trust securities. Each guarantee agreement executed by The Charles Schwab Corporation for the benefit of the holders of a trust’s trust securities, which is referred to as a “guarantee,” will be a guarantee on a junior subordinated basis with respect to the related trust securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of the trust securities when the related trust does not have funds on hand available to make such payments. See “Descriptions of the Trust Securities Guarantees of The Charles Schwab Corporation.”

Distributions

Distributions on the trust preferred securities:

•	will be cumulative;

•	will accumulate from the date of original issuance; and

•	will be payable on the dates specified in the applicable prospectus supplement.

Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.”

The amount of distributions payable will be computed on the basis of a 360-day year consisting of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which holders of trust preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement.

If provided in the applicable prospectus supplement, we may have the right to defer interest payments under the corresponding junior subordinated debentures owned by a trust and, if we exercise the deferral right, The Charles Schwab Corporation will be restricted from making certain payments. See “Description of the Junior Subordinated Debentures of The Charles Schwab Corporation—Option to Defer Interest Payments” and “—Restrictions on Certain Payments.” If we exercise our right to defer payment of interest on the corresponding junior subordinated debentures as to a trust, then distributions on the related trust securities will also be deferred.

The funds of each trust available for distribution to holders of its trust preferred securities will be limited to payments under the corresponding junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of its trust securities. See “Description of the Junior Subordinated Debentures of The Charles Schwab Corporation—Corresponding Junior Subordinated Debentures.” If we do not make interest payments on the corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the related trust preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of the distributions and cash sufficient to make the payments, is guaranteed by us on the basis discussed under “Description of the Trust Securities Guarantees of The Charles Schwab Corporation.”

Distributions on the trust preferred securities will be payable to the holders thereof as they appear on the register of the trust on the relevant record dates, which, as long as the trust preferred securities remain in book-entry form, will be one business day prior to the relevant date of distribution. Subject to any applicable laws and regulations and the provisions of the applicable trust agreement, each payment will be made as described under “Global Securities.” If any trust preferred securities are not in book-entry form, the relevant record date for the trust preferred securities shall be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.

Redemption or Exchange

Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the junior subordinated indenture, the property trustee shall apply the proceeds from the repayment or redemption to redeem a like amount (as defined below) of the trust securities, upon not less than 10 nor more than 30 business days’ notice, at a redemption price equal to the aggregate liquidation amount of the trust securities plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of the corresponding junior subordinated debentures. See “Description of the Junior Subordinated Debentures of The Charles Schwab Corporation—Redemption.” If less than all of any series of corresponding junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption will be allocated pro rata to the redemption of the related trust preferred securities and the trust common securities. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debentures to be repaid or redeemed on a redemption date shall be allocated pro rata to the redemption of the related trust preferred securities and the trust common securities.

We will have the right to redeem any series of corresponding junior subordinated debentures:

•	on or after the date specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or

•

at any time, in whole, but not in part, upon the occurrence of a tax event, an investment company event or (if applicable) a capital treatment event, subject to any required regulatory notice or approval.

Tax Event, Investment Company Event or Capital Treatment Event Redemption. If a tax event, an investment company event or (if applicable) a capital treatment event in respect of a series of trust securities shall occur and be continuing, then within 90 days of such occurrence, and subject to any required regulatory notice or approval, we will have the right to redeem the corresponding junior subordinated debentures in whole, but not in part, and thereby cause a mandatory redemption of the trust preferred securities and trust common securities in whole, but not in part, at the redemption price. See “Description of the Junior Subordinated Debentures of The Charles Schwab Corporation” for a description of our right to redeem the corresponding junior subordinated debentures, including the definitions of “tax event,” “investment company event” and “capital treatment event.” If a tax event, an investment company event or (if applicable) a capital treatment event in respect of a series of trust securities has occurred and is continuing and we do not elect to redeem the corresponding junior subordinated debentures and thereby cause a mandatory redemption of the trust preferred securities and trust common securities or to dissolve the related trust and cause the corresponding junior subordinated debentures to be distributed to holders of the trust preferred securities and trust common securities in exchange therefor upon liquidation of the trust as described below, the trust preferred securities will remain outstanding and additional sums as defined below may be payable on the corresponding junior subordinated debentures.

Distribution of Corresponding Junior Subordinated Debentures. We have the right at any time to dissolve any trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause the corresponding junior subordinated debentures in respect of the trust preferred securities and trust common securities issued by the trust to be distributed to the holders of the related trust preferred securities and trust common securities in exchange for such trust securities. This will be subject to any required regulatory notice or approval.

“Like amount” means:

•

with respect to a redemption of any series of trust securities, trust securities of the series having a liquidation amount (as defined below) equal to that portion of the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed or repaid in accordance with the junior subordinated indenture, allocated to the trust common securities and trust preferred securities pro rata based on the relative liquidation amounts of such classes and the proceeds of which will be used to pay the redemption price of the trust securities; and

•

with respect to a distribution of corresponding junior subordinated debentures to holders of any series of trust securities in exchange therefor in connection with a dissolution or liquidation of the related trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom the corresponding junior subordinated debentures would be distributed.

“Liquidation amount” means the stated liquidation amount per trust security as provided in the applicable prospectus supplement.

After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of trust preferred securities:

•	the series of trust preferred securities will no longer be deemed to be outstanding;

•

the depositary or its nominee, as the record holder of the series of capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon the distribution; and

•

any certificates representing the series of trust preferred securities not held by the depositary or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation amount of the series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of trust securities until the certificates are presented to the administrative trustees or their agent for transfer or reissuance.

We cannot assure you as to the market prices for the trust preferred securities or the corresponding junior subordinated debentures that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the corresponding junior subordinated debentures that the investor may receive on dissolution and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

Redemption Procedures

Trust preferred securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. Redemptions of the trust preferred securities will be made and the redemption price will be payable on each redemption date only to the extent that the related trust has funds on hand immediately available for the payment of the redemption price. See also “—Subordination of Trust Common Securities.”

If a trust gives a notice of redemption of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with the depositary funds sufficient to pay the applicable redemption price and an administrative trustee will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities. See “Global Securities.” If the trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the trust preferred securities.

Notwithstanding the preceding, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption will be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then upon the date of the deposit:

•

all rights of the holders of the trust preferred securities will cease, except the right of the holders of the trust preferred securities to receive the redemption price and any distribution payable in respect of the trust preferred securities on or prior to the redemption date, but without interest; and

•	the trust preferred securities will cease to be outstanding.

If any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, and without any interest or any other payment in respect of any delay, except that, if the business day falls in the next calendar year, the payment will be made on the immediately preceding business day. If the payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the trust or by us pursuant to the relevant guarantee as described under “Description of the Trust Securities Guarantees of The Charles Schwab Corporation,” distributions on the trust preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the trust for the trust preferred securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, United States federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Payment of the redemption price on the trust preferred securities and any distribution of corresponding junior subordinated debentures to holders of trust preferred securities will be made to the applicable record holders as they appear on the register for the trust preferred securities on the relevant record date, which will be one business day prior to the relevant redemption or liquidation date. However, if any trust preferred securities are not in book-entry form, the relevant record date for the trust preferred securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

If less than all of the trust preferred securities and trust common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust preferred securities and trust common securities to be redeemed will be allocated pro rata to the trust preferred securities and the trust common securities based upon the relative liquidation amounts of the classes. The property trustee will determine the particular trust preferred securities to be redeemed on a pro rata basis not more than 60 days prior to the redemption date from the outstanding trust preferred securities not previously called for redemption. The property trustee will promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust securities to be redeemed.

Subordination of Trust Common Securities

Payment of distributions on, and the redemption price of, each trust’s trust preferred securities and trust common securities, as applicable, shall be made pro rata based on the liquidation amount of the trust preferred securities and trust common securities. If, however, on any distribution date or redemption date a debenture event of default has occurred and is continuing, no payment of any distribution on, or redemption price of, any of the trust’s trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the trust’s outstanding trust preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of the redemption price on all of the trust’s outstanding trust preferred securities then called for redemption, has been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust’s trust preferred securities then due and payable.

In the case of any event of default under the applicable trust agreement resulting from a debenture event of default, we, as holder of the trust’s trust common securities, will be deemed to have waived any right to act with respect to any such event of default under the applicable trust agreement until the effect of all such events of default with respect to such trust preferred securities has been cured, waived or otherwise eliminated. Until all events of default under the applicable trust agreement with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on our behalf, and only the holders of the trust preferred securities will have the right to direct the property trustee.

Liquidation Distribution Upon Termination

Pursuant to each trust agreement, each trust will automatically terminate upon expiration of its term and will terminate prior to the expiration of its term on the first to occur of:

•	specified events of bankruptcy, dissolution or liquidation of the holder of the trust common securities;

•

the distribution of a like amount of the corresponding junior subordinated debentures to the holders of its trust securities, if we, as depositor, have given written direction to the property trustee to dissolve the trust, subject to any required regulatory notice or approval;

•	redemption of all of the trust’s trust preferred securities as described under “—Redemption or Exchange”;

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction; and

•	the termination of the term specified in the relevant trust agreement or any extension of that term set forth in an amendment to such trust agreement.

If an early termination occurs as described above, the trustees will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding junior subordinated debentures. If the property trustee determines that the distribution is not practical, then the holders will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to, in the case of holders of trust preferred securities, the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment (such amount being the liquidation distribution). If the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on its trust preferred securities will be paid on a pro rata basis. The holder(s) of the trust’s trust common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its trust preferred securities, except that if a debenture event of default has occurred and is continuing, the trust preferred securities shall have a priority over the trust common securities.

Events of Default; Notice

Any one of the following events constitutes an event of default under the trust agreement of a trust (a “trust event of default”) regardless of the reason for the event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•

the occurrence of an event of default under the terms of the indenture for the corresponding junior subordinated debentures held by the trust (See “Description of the Junior Subordinated Debentures of The Charles Schwab Corporation—Events of Default, Waiver and Notice.”);

•	the default by the trust in the payment of any distribution on any trust securities of the trust when it becomes due and payable, and continuation of the default for a period of 30 days;

•	the default in the payment of any redemption price of any trust securities of the trust when it becomes due and payable;

•

the default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than a covenant or warranty default, the performance of which or the breach of which is described above, and continuation of the default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding trust preferred securities of the applicable trust, a written notice specifying the default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the trust agreement; or

•	the occurrence of specified events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 60 days.

Within 30 days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the trust’s trust preferred securities, the administrative trustees and to The Charles Schwab Corporation, as depositor, unless the event of default has been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under each trust agreement.

If a debenture event of default with respect to the corresponding junior subordinated debentures held by a trust has occurred and is continuing, the trust preferred securities of the trust shall have a preference over the trust’s trust common securities as described above. See “—Subordination of Trust Common Securities” and “—Liquidation Distribution Upon Termination.” The existence of an event of default does not entitle the holders of trust preferred securities to accelerate the maturity of such securities.

Removal of Trustees

Unless a debenture event of default has occurred and is continuing, either or both of the property trustee and the Delaware trustee may be removed at any time by the holder of the trust common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in The Charles Schwab Corporation, as the holder of the trust common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the trust common securities, and the administrative trustees shall have the power to appoint one or more persons (approved by the property trustee) either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to the extent required by law to act as separate trustee of any such property, in either case with the powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. If a debenture event of default has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of the trustee, shall be the successor of the trustee under each trust agreement, provided such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in a trust agreement. A trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the trust preferred securities, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a successor trust organized as such under the laws of any state if:

•	the successor entity either:

•	expressly assumes all of the obligations of the trust with respect to the trust preferred securities, or

•

substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, the “successor securities,” so long as the successor securities rank the same as the trust preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures;

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities to be downgraded by any nationally recognized statistical rating organization;

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect;

•	the successor entity has purposes substantially identical to that of the trust;

•

prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect, and

•

following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor any successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended, which we refer to as the “Investment Company Act”;

•	such transaction will not cause the trust or the successor entity to be classified as other than a grantor trust for US federal income tax purposes; and

•

we or any permitted successor or assignee owns all of the trust common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Each Trust Agreement

Except as provided below and under “Description of the Trust Securities Guarantees of The Charles Schwab Corporation—Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the trust preferred securities will have no voting rights.

We, the property trustee and the administrative trustees may amend each trust agreement without the consent of the holders of the trust preferred securities:

•

to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which may not be inconsistent with the other provisions of the trust agreement, unless the amendment would adversely affect the interests of the holders of trust preferred securities in any material respect; or

•

to modify, eliminate or add to any provisions of the trust agreement to the extent as shall be necessary to ensure that the trust will not be classified for United States federal income tax purposes as other than a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act or, if we are subject to the supervision and regulation of the Federal Reserve, to ensure the treatment of the trust preferred securities as Tier 1 capital under the prevailing Federal Reserve Board rules and regulations, unless the amendment would materially and adversely affect the interests of any holder of trust preferred securities in any material respect.

Any amendments will become effective when notice thereof is given to the holders of trust securities.

We and the trustees may amend each trust agreement with:

•	the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust preferred securities; and

•

receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust’s status as a grantor trust for United States federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

Without the consent of each holder of trust securities, the trust agreement may not be amended to:

•	change the amount or timing of any distribution required to be made in respect of the trust securities as of a specified date;

•	restrict the right of a holder of trust preferred securities to institute suit for the enforcement of any payment on or after a specified date; or

•	impair the rights of the holders of trust preferred securities to institute a proceeding directly against us as set forth in the trust agreement.

So long as the property trustee holds any corresponding junior subordinated debentures, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities of the related trust:

•

direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or executing any trust or power conferred on the debenture trustee with respect to the corresponding junior subordinated debentures;

•	waive any past default that is waivable under the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures is due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or the corresponding junior subordinated debentures, where the consent shall be required.

If a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debentures affected thereby, no consent may be given by the property trustee without the prior consent of each holder of the corresponding trust preferred securities. The trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of the trust preferred securities of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, prior to taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that the action would not cause the trust to be classified as other than a grantor trust for United States federal income tax purposes.

Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in each trust agreement.

No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by The Charles Schwab Corporation or our affiliates or the trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agency

Payments on the trust preferred securities will be made to the depositary, which will credit the relevant accounts at the depositary on the applicable distribution dates. If any trust’s trust preferred securities are not held by the depositary, the payments will be made by check mailed to the address of the holder as such address appears on the register.

Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and The Charles Schwab Corporation. The paying agent will be permitted to resign as paying agent upon 30 days’ written notice to the property trustee and The Charles Schwab Corporation. If the property trustee will no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees and to The Charles Schwab Corporation, to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the trust preferred securities.

Registration of transfers of trust preferred securities will be effected without charge by or on behalf of each trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trusts will not be required to register or cause to be registered the transfer of trust preferred securities during a period beginning at the opening of business 15 days before the day on which such trust preferred securities were selected for redemption and ending at the close of business on the day of mailing of the notice of redemption, or to transfer or exchange any trust preferred securities so selected for redemption in whole or in part, except in the case of any trust preferred securities to be redeemed in part, any portion thereof not to be redeemed.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only the duties that are specifically set forth in each trust agreement. During the occurrence and continuance of an event of default, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of trust preferred securities unless offered indemnity reasonably satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of trust preferred securities are entitled under the trust agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in such a way that no trust will be required to register as an investment company under the Investment Company Act or classified as other than a grantor trust for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each trust or each trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the related trust preferred securities.

Holders of the trust preferred securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

Governing Law

Each trust agreement will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES OF

THE CHARLES SCHWAB CORPORATION

The junior subordinated debentures may be issued by The Charles Schwab Corporation under an indenture to be entered into between The Charles Schwab Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee. This indenture will be qualified under the Trust Indenture Act, and the terms of the junior subordinated debentures issued under this indenture will include those stated in the indenture and those made part of the junior subordinated debentures by reference to the Trust Indenture Act. This indenture is an exhibit to the registration statement that contains this prospectus.

As used in this section of the prospectus, unless the context indicates otherwise, the term “debenture trustee” refers to the trustee under the junior subordinated indenture.

This section of the prospectus summarizes the material terms of the junior subordinated indenture and the junior subordinated debentures to be offered by any prospectus supplement. It is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the junior subordinated indenture, including the definitions of terms, and the Trust Indenture Act. The particular terms of the junior subordinated debentures offered by any prospectus supplement will be described in the prospectus supplement relating to the offered securities. The terms of any series of the junior subordinated debentures may differ from the terms described below.

General

We will issue the junior subordinated debentures as unsecured debt. The junior subordinated debentures will be fully subordinated as set forth in the junior subordinated indenture. See “—Subordination.” Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures. Junior subordinated debentures of a series may be offered directly to investors or may, instead, be owned by a trust, the trust preferred securities of which are offered to investors, as provided in the applicable prospectus supplement. The junior subordinated indenture does not limit the aggregate principal amount of junior subordinated debentures which may be issued and provides that the junior subordinated debentures may be issued from time to time in one or more series. Except as otherwise provided in the applicable prospectus supplement, the junior subordinated indenture does not limit the incurrence or issuance by us of other secured or unsecured debt.

The prospectus supplement relating to the particular junior subordinated debentures being offered will describe the terms of those securities, which may include:

•	the title of the junior subordinated debentures;

•	any limit upon the aggregate principal amount of junior subordinated debentures;

•	the date or dates on which the principal of the junior subordinated debentures is payable or the method of determination thereof;

•	any fixed or variable interest rate or rates per annum;

•	any interest payment dates;

•	any provisions relating to the deferral of payment of any interest;

•	the record date for interest payable;

•

the place where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where the junior subordinated debentures may be presented for registration of transfer or exchange;

•	any provisions for redemption, including the redemption price and the time periods or dates of any mandatory or optional redemption;

•	the denominations;

•	whether the junior subordinated debentures are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	any changes to the events of default or covenants as set forth in the indenture;

•	if other than the principal amount, the portion of the principal amount of the junior subordinated debentures payable upon acceleration of the maturity of the junior subordinated debentures;

•

any additions or changes to the junior subordinated indenture with respect to the junior subordinated debentures necessary to permit the issuance of the junior subordinated debentures in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any index used to determine the amount of payment of principal of, and any premium and interest on, the junior subordinated debentures;

•

the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debentures and the exchange of the temporary global security for definitive junior subordinated debentures;

•	whether the junior subordinated debentures will be issued in whole or in part in the form of one or more global securities and the depositary for any such global securities;

•	the appointment of any paying agent or agents;

•

the terms and conditions of any obligation or right of The Charles Schwab Corporation or a holder to convert or exchange the junior subordinated debentures into trust preferred securities or other securities; and

•	any other terms of the debt securities that are not inconsistent with the provisions of the applicable indenture.

Junior subordinated debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Some United States federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.

If a prospectus supplement specifies that the junior subordinated debentures will be denominated in a currency or currency unit other than United States dollars, the prospectus supplement shall also specify the denomination in which the junior subordinated debentures will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due, as well as certain United States federal income tax consequences and other information.

If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debentures, special United States federal income tax, accounting and other considerations will be described in the applicable prospectus supplement.

Denominations, Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, we will issue the junior subordinated debentures in registered form only, without coupons and the junior subordinated debentures shall be in denominations as set forth in the applicable prospectus supplement. Junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denominations, of a like principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

Junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purposes. No service charge will be made for any transfer or exchange of the junior subordinated debentures. However, we or the debenture trustee may require a holder to pay an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. We will appoint the debenture trustee as securities registrar under the junior subordinated indenture. If the applicable prospectus supplement refers to any transfer agents, in addition to the securities registrar, initially designated by us with respect to any series of junior subordinated debentures, we may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, provided that we maintain a transfer agent in each place of payment of the series. We may at any time designate additional transfer agents with respect to any series of junior subordinated debentures.

In the event of any redemption, neither we nor the debenture trustee will be required to:

•

issue, register the transfer of, or exchange, junior subordinated debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of junior subordinated debentures of that series and ending at the close of business on the day of mailing of notice of redemption; or

•

transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not to be redeemed.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, we will pay principal and any premium and interest on junior subordinated debentures (other than those in global form) at the office of the debenture trustee in New York City or at the office of any paying agent that we may designate from time to time.

However, at our option, we may pay any interest by check mailed to the holders of registered junior subordinated debentures at their registered addresses or by transfer to an account maintained by a holder of registered junior subordinated debentures, as specified in the securities register. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest on junior subordinated debentures will be made to the person in whose name the junior subordinated debentures are registered on the applicable record date, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent, provided that we at all times maintain a paying agent in each place of payment for each series of junior subordinated debentures.

Any amounts deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of, any premium, if any, or interest on any junior subordinated debentures and remaining unclaimed for two years after such amounts have become due and payable shall, at our request, be repaid to us, and the holder of the junior subordinated debenture will be able to look only to us for payment, as a general unsecured creditor.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, we will have the right from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to the number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement. The deferral, however, may not extend beyond the stated maturity of the series of junior subordinated debentures. Some United States federal income tax consequences and special considerations applicable to the junior subordinated debentures will be described in the applicable prospectus supplement.

Restrictions on Certain Payments

Unless otherwise indicated in the applicable prospectus supplement, The Charles Schwab Corporation covenants as to each series of junior subordinated debentures that if:

•

there has occurred any event which with giving notice or the lapse of time or both would be an event of default with respect to the junior subordinated debentures of which we have actual knowledge and as to which we have not taken reasonable steps to cure;

•	we are in default with respect to our payment of any obligations under the guarantee relating to trust preferred securities; or

•

we shall have given notice of our election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and such period, or any extension of such period, is continuing.

then The Charles Schwab Corporation may not and may not permit any of its subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•

make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally in all respects with or junior in interest to the junior subordinated debentures of such series; or

•

make any guarantee payments with respect to any guarantees by The Charles Schwab Corporation of the debt securities of any subsidiary if the guarantee ranks equally in all respects with or junior in interest to the junior subordinated debentures of such series;

other than:

•	dividends or distributions in capital stock of The Charles Schwab Corporation;

•	any declaration of a dividend in connection with implementing a stockholder rights plan, the issuance of any stockholders rights or the redemption or repurchase of any rights;

•	payments under any guarantee with respect to any trust preferred securities; and

•

purchases of common stock related to the issuance of common stock or rights under any benefit plans for directors, officers or employees, or related to the issuance of common stock or rights under a dividend re-investment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the extension period during which we are deferring payment of interest.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debentures will not be subject to any sinking fund.

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, and subject to any required regulatory notice or approval, redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Junior subordinated debentures in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debentures so redeemed will equal any accrued and unpaid interest thereon to the redemption date, plus 100% of the principal amount thereof.

Except as otherwise specified in the applicable prospectus supplement, if a tax event (as defined below) in respect of a series of junior subordinated debentures, or an investment company event or (if applicable) a capital treatment event (each, as defined below) in respect of a series of trust preferred securities to which a series of junior subordinated debentures corresponds, shall occur and be continuing, we may, at our option, upon not less than 30 days’ nor more than 60 days’ notice, and subject to any required regulatory notice or approval, redeem the series of junior subordinated debentures in whole, but not in part, at any time within 90 days following the occurrence of the tax event, investment company event or (if applicable) capital treatment event, at a redemption price equal to 100% of the principal amount of the junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable prospectus supplement.

“Tax event” with respect to a trust means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the trust preferred securities under the trust agreement, there is more than an insubstantial risk that:

•

the trust is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debentures;

•

interest payable by us on the series of corresponding junior subordinated debentures is not, or within 90 days of the date of the opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•	the trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

“Investment company event” means that the property trustee will have been provided with an opinion of independent counsel experienced in such matters which states that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that a trust issuing trust preferred securities is or will be considered an “investment company” which is required to be registered under the Investment Company Act.

“Capital treatment event” is defined in this paragraph. As described above, under certain circumstances we have the ability to redeem or exchange junior subordinated debentures or redeem a series of trust preferred securities. If we were regulated as a bank holding company, we would also be able to redeem or exchange junior subordinated debentures or redeem a series of trust preferred securities upon the occurrence of a capital treatment event. If we were regulated as a bank holding company, a “capital treatment event” would mean our reasonable determination that, as a result of any amendment to, or change (including any proposed change) in the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the applicable trust preferred securities under the applicable trust agreement, there is more than an insubstantial risk that we would not be entitled, as a bank holding company, to treat an amount equal to the liquidation amount of the applicable trust preferred securities as “Tier I Capital” (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to The Charles Schwab Corporation.

Notice of any redemption will be mailed at least 30 days, but not more than 60 days, before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the junior subordinated debentures or portions thereof called for redemption.

Limitation on Mergers and Sales of Assets

The junior subordinated indenture provides that we may not consolidate with, or merge into, any other person or convey, transfer or lease our properties and assets substantially as an entirety, and no other person may consolidate with, or merge into, or transfer its properties or assets substantially as an entirety to us unless:

•

in the case we merge into another person, or convey, transfer or lease our properties and assets substantially as an entirety to any person, the successor entity is organized in the United States and expressly assumes our obligations under the junior subordinated indenture;

•

after giving effect thereto, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the junior subordinated indenture;

•	the transaction is permitted under the related trust agreement and guarantee; and

•	other conditions as prescribed by the junior subordinated indenture are met.

Events of Default, Waiver and Notice

The junior subordinated indenture provides that if any of the following events has occurred and is continuing, the event constitutes an event of default relating to a series of the junior subordinated debentures:

•	failure for 30 days to pay any interest on any junior subordinated debentures of the series when due;

•	failure to pay any principal or premium, if any, on any junior subordinated debentures of the series when due, whether at maturity or upon redemption;

•

failure to observe or perform in any material respect, for 90 days after written notice from the trustee or the holders of at least 25% of the outstanding principal amount of the affected series, certain other covenants in respect of the junior subordinated debentures; and

•	specified events of bankruptcy, insolvency or reorganization of The Charles Schwab Corporation.

The debenture trustee or the holders of not less than 25% in aggregate principal amount of the junior subordinated debentures of that series then outstanding may declare the principal of all junior subordinated debentures of that series to be due and payable immediately upon an event of default. If the holders of junior subordinated debentures fail to make the declaration, the holders of at least 25% in aggregate liquidation amount of the related trust preferred securities shall have the right.

Under some circumstances, the holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may annul the declaration and waive the default. If the holders of junior subordinated debentures fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities will have such right.

The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may waive any default, except:

•	a default in payment of principal or interest; or

•

a default in respect of a covenant or provision that under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture.

If the holders of junior subordinated debentures fail to waive the default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities shall have the right, subject to certain conditions as set forth in the indenture.

The holders of a majority in principal amount of the junior subordinated debentures of any series affected will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee under the junior subordinated indenture.

Modification of Junior Subordinated Indenture

From time to time, we and the debenture trustee may, without the consent of the holders of the junior subordinated debentures, waive or supplement the junior subordinated indenture for specified purposes, including, among other things:

•	curing ambiguities, defects or inconsistencies without materially and adversely affecting the holders of the junior subordinated debentures or the related trust preferred securities; and

•	qualifying or maintaining the qualification of the junior subordinated indenture under the Trust Indenture Act.

We and the debenture trustee may make modifications and amendments to the indenture with the consent of the holders of a majority of the principal amount of the junior subordinated debentures at the time outstanding. The consent of the holder of each affected outstanding junior subordinated debenture is required for modifications that would:

•	change the stated maturity of any series, reduce the principal amount or reduce the rate or extend the time of payment of interest; or

•	reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the junior subordinated indenture.

In the case of the corresponding junior subordinated debentures, so long as any related trust preferred securities remain outstanding:

•	no modification may be made that adversely affects the holders of the related trust preferred securities in any material respect;

•	no termination of the junior subordinated indenture may occur; and

•	no waiver of any event of default or compliance with any covenant will be effective without the prior consent of a majority in liquidation preference of outstanding related trust preferred securities of that trust; and if the consent of the holder of each outstanding junior subordinated debenture is required, no modification shall be effective without the prior consent of each holder of related trust preferred securities then outstanding unless and until the principal (and premium, if any) and all accrued and unpaid interest shall have been paid.

In addition, we and the debenture trustee may execute, without the consent of any holder of junior subordinated debentures, any supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debentures.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

If a debenture event of default with respect to a series of corresponding junior subordinated debentures has occurred and is continuing and the event of default is the result of our failure to pay interest or principal on the corresponding junior subordinated debentures when due, a holder of related trust preferred securities may institute a legal proceeding directly against us for enforcement of payment to such holder of the principal of or interest on the corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the related trust preferred securities. We may not amend the junior subordinated indenture to remove this right without the prior written consent of the holders of all of the outstanding trust preferred securities of the applicable trust. If the right is removed, the applicable trust may become subject to reporting obligations under the Exchange Act. We will have the right under the junior subordinated indenture to set off any payment made by us to the holder of trust preferred securities in connection with any direct action.

The holders of the trust preferred securities will be unable to exercise directly any remedies other than those set forth in the preceding paragraph unless there has been an event of default under the applicable trust agreement. See “Description of the Trust Preferred Securities—Events of Default; Notice.”

Satisfaction and Discharge

The junior subordinated indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at their stated maturity within one year of the date of deposit; or

•	are to be called for redemption within one year under arrangements satisfactory to the debenture trustee for the giving of notice of redemption; and

•

we deposit with the debenture trustee funds in trust for the purpose and in an amount in the currency or currencies in which the junior subordinated debentures are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, including principal, interest (including any additional interest) and premium, if any, to the date of the deposit (in the case of securities which have become due and payable) or to the stated maturity or redemption date, as applicable;

then the junior subordinated indenture will cease to be of further effect (except as to our obligations to pay all other sums due under the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior subordinated indenture.

Conversion or Exchange

The junior subordinated debentures may be convertible or exchangeable into junior subordinated debentures of another series or into trust preferred securities, on the terms provided in the applicable prospectus supplement. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debentures would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

The junior subordinated indenture contains a covenant by us that any junior subordinated debentures issued thereunder will be subordinate and junior in right of payment to all senior debt (as defined below) to the extent provided in the junior subordinated indenture. If we make any payment or distribution of our assets upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding, the holders of senior debt will first be entitled to receive payment in full of principal of and premium and interest, if any, on the senior debt before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of, premium, if any, and interest, on the junior subordinated debentures, or in the case of corresponding junior subordinated debentures, before the property trustee, on behalf of the holders of trust securities, will be entitled to receive any payment in respect of the principal of, premium, if any, and interest on, the junior subordinated debentures. However, holders of senior debt will not be entitled to receive payment of any such amounts if the subordination provisions of the senior debt would require holders to pay amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of The Charles Schwab Corporation’s business.

In the event of the acceleration of the maturity of any junior subordinated debentures, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of the junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of or premium or interest, if any, on the junior subordinated debentures. However, the holders of senior debt will not be entitled to receive payment of any amounts if the subordination provisions of the senior debt would require holders to pay amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of The Charles Schwab Corporation’s business.

No payments on account of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if there shall have occurred and be continuing a default in any payment with respect to senior debt or an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof, or if any judicial proceedings are pending with respect to any such default.

“Debt” means, with respect to any person, whether recourse is to all or a portion of the assets of the person and whether or not contingent:

•	every obligation of the person for money borrowed;

•	every obligation of the person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of the person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the person;

•

every obligation of the person issued or assumed as the deferred purchase price of property or services other than trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of the person;

•	every obligation of the person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity forward contracts and similar arrangements; and

•

every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, the person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

“Senior debt” means the principal of and premium and interest, if any, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to The Charles Schwab Corporation whether or not the claim for post-petition interest is allowed in the proceeding, on debt, whether incurred on or prior to the date of the junior subordinated indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations are not superior in right of payment to the junior subordinated debentures or to other debt that is equal or subordinated to the junior subordinated debentures, other than:

•

any debt of The Charles Schwab Corporation which, when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, as amended, was without recourse to The Charles Schwab Corporation;

•	any debt of The Charles Schwab Corporation to any of its subsidiaries;

•	any debt to any of our employees;

•

any debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of the debt by the holders of the junior subordinated debentures as a result of the subordination provisions of the junior subordinated indenture would be greater than the payments otherwise would have been as a result of any obligation of the holders of the debt to pay amounts over to the obligees on the trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which the debt is subject; and

•	any other junior subordinated debentures.

The junior subordinated indenture places no limitation on the amount of senior debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior debt.

The junior subordinated indenture provides that any of the subordination provisions described above that relate to any particular issue of junior subordinated debentures may be changed prior to the issuance. Any change would be described in the applicable prospectus supplement.

The Debenture Trustee

The debenture trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Subject to those provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the junior subordinated indenture at the request of any holder of junior subordinated debentures unless the holder has offered an indemnity reasonably satisfactory to the debenture trustee against the costs, expenses and liabilities that might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Trust Expenses

Pursuant to the terms of the trust agreement for each trust, we, as holder of the trust common securities, will agree to pay to the trust, and reimburse the trust for, the full amount of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of any trust preferred securities or other similar interests in the trust the amounts due such holders under the terms of the trust preferred securities or such other similar interests, as the case may be. The payment obligation will include any costs, expenses or liabilities of the trust that are required by applicable law to be satisfied in connection with a termination of the trust.

Corresponding Junior Subordinated Debentures

We may issue one or more series of junior subordinated debentures under the junior subordinated indenture with terms corresponding to the terms of a series of related trust preferred securities. In each such instance, concurrently with the issuance of each trust’s trust preferred securities, the trust will invest the proceeds thereof and the consideration paid by us for the trust common securities in the series of corresponding junior subordinated debentures issued by us to the trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the trust common securities of the trust and will rank equally with all other series of junior subordinated debentures. Holders of the related trust preferred securities for a series of corresponding junior subordinated debentures will have the rights, in connection with modifications to the junior subordinated indenture or upon occurrence of debenture events of default as described under “—Modification of Junior Subordinated Indenture,” “—Events of Default, Waiver and Notice” and “—Enforcement of Certain Rights by Holders of Trust Preferred Securities.”

Unless otherwise specified in the applicable prospectus supplement, if a tax event, an investment company event or (if applicable) a capital treatment event relating to a trust shall occur and be continuing, we may, at our option, and subject to any required prior regulatory approval, redeem the corresponding junior subordinated debentures at any time within 90 days of the occurrence of such event, in whole but not in part, subject to the provisions of the junior subordinated indenture and whether or not the corresponding junior subordinated debentures are then redeemable at our option. Unless provided otherwise in the applicable prospectus supplement, the redemption price for any corresponding junior subordinated debentures shall be equal to 100% of the principal amount of the corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable trust is the holder of all the outstanding corresponding junior subordinated debentures of such series, the proceeds of any redemption will be used by the trust to redeem the corresponding trust securities in accordance with their terms. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of that series for all interest periods terminating on or prior to the date of redemption.

We covenant in the junior subordinated indenture, as to each series of corresponding junior subordinated debentures, except as otherwise specified in the applicable prospectus supplement, that if and so long as:

•	a trust is the holder of all the corresponding junior subordinated debentures;

•	a tax event in respect of the trust has occurred and is continuing; and

•	The Charles Schwab Corporation has elected, and has not revoked the election, to pay additional sums (as defined below) in respect of the trust securities;

we will pay additional sums to the trust.

“Additional sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by a trust on the outstanding trust securities of the trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a tax event.

We will also covenant, as to each series of corresponding junior subordinated debentures:

•	to directly or indirectly maintain 100% ownership of the trust common securities of the trust unless a permitted successor succeeds to ownership of the trust common securities; and

•	not to voluntarily terminate, wind up or liquidate any trust, except:

•	in connection with a distribution of corresponding junior subordinated debentures to the holders of the trust preferred securities in exchange therefor upon liquidation of the trust; or

•

in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement, in either case, if specified in the applicable prospectus supplement (subject to any required prior regulatory approval); and

•

to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

Governing Law

The junior subordinated debentures will be governed by and construed in accordance with the laws of the State of California unless otherwise provided in any prospectus supplement.

DESCRIPTION OF THE TRUST SECURITIES GUARANTEES OF

THE CHARLES SCHWAB CORPORATION

In connection with the issuance of trust preferred securities, we will execute and deliver a guarantee agreement (the “guarantee agreement”) with The Bank of New York Mellon Trust Company, N.A., as trustee (referred to in this section as the “guarantee trustee”). Each guarantee agreement will be qualified under the Trust Indenture Act, and the terms of The Charles Schwab Corporation’s guarantee will include those stated in the guarantee agreement and those made part of the guarantee agreement by reference to the Trust Indenture Act. The form of guarantee agreement is an exhibit to the registration statement that contains this prospectus.

This section of the prospectus summarizes the material terms of the guarantee agreement and our guarantee thereunder covering the trust preferred securities offered by any prospectus supplement. It is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the guarantee agreement, including the definitions of terms, and the Trust Indenture Act. The particular terms of the guarantee covering trust preferred securities offered by any prospectus supplement will be described in the prospectus supplement relating to the offered securities. The terms of any particular guarantee may differ from the terms described below.

General

We will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent described, to the holders of the trust securities, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert other than the defense of payment, the following payments, which are referred to as guarantee payments:

•	any accumulated and unpaid distributions that are required to be paid on the trust securities, to the extent the trust has funds available for distributions;

•	the redemption price, to the extent the trust has funds available for redemptions, relating to any trust securities called for redemption by the trust; and

•

upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of trust securities in exchange therefore, the lesser of:

•

the aggregate of the liquidation amount and all accumulated and unpaid distributions on the trust securities to the date of payment to the extent the trust has funds on hand available at such time; and

•	the amount of assets of the trust remaining available for distribution to holders of the trust securities after satisfaction of liabilities to creditors of the trust as required by law.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of trust preferred securities or by causing the trust to pay the amounts to the holders.

Each guarantee will be an irrevocable guarantee on a subordinated basis of the related trust’s obligation under the trust preferred securities, but will apply only to the extent that the related trust has funds sufficient to make the payments and is not a guarantee of collection.

If we do not make interest payments on the corresponding junior subordinated debentures held by a trust, the trust will not pay distributions on the trust preferred securities and will not have funds available for the payments. Each guarantee will rank subordinate in right of payment to all senior debt of The Charles Schwab Corporation. See“—Status of the Guarantees.” Except as otherwise provided in the applicable prospectus supplement, the trust securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt, including senior debt.

The trust securities guarantees, when taken together with our obligations under the junior subordinated debentures, the junior subordinated indenture and the applicable trust agreements, including our obligations to pay costs, expenses, debts and liabilities of the trusts, other than those relating to trust securities, will provide a full irrevocable and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust preferred securities. See “Relationship Among the Trust Preferred Securities, the Corresponding Junior Subordinated Debentures and the Trust Securities Guarantees.”

Status of the Guarantees

Each trust securities guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all senior debt of The Charles Schwab Corporation in the same manner as the junior subordinated debentures; and

•

equally with the obligations of The Charles Schwab Corporation under the indenture and junior subordinated debentures, all other guarantees of trust securities issued by The Charles Schwab Corporation, and any subordinated debentures or other obligations of The Charles Schwab Corporation that by their terms rank equally with such guarantee.

Each trust securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. Each trust securities guarantee will be held for the benefit of the holders of the related trust securities and will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution to the holders of the trust securities of the corresponding junior subordinated debentures. None of the guarantees places a limit on the amount of additional senior debt that may be issued by us. We expect from time to time to incur additional indebtedness constituting senior debt.

Amendments and Assignment

A guarantee agreement may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the trust securities covered by the guarantee agreement. No vote will be required, however, for any changes that do not materially adversely affect the rights of holders of trust preferred securities. All guarantees and agreements contained in a guarantee agreement will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the trust securities then outstanding.

Termination of the Guarantee Agreements

Each guarantee agreement will terminate upon full payment of the redemption price of the related trust securities, upon distribution of the corresponding junior subordinated debentures to the holders of the related trust securities in exchange therefor or upon full payment of the amounts payable in liquidation of the related trust. Each guarantee agreement will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust securities must restore payment of any sums paid under the trust securities or the guarantee agreement.

Events of Default

An event of default under each guarantee agreement will occur if we fail to perform any (i) payment obligation or (ii)other obligations under the guarantee agreement and we fail to cure the default within the cure period set forth in the relevant guarantee agreement.

The holders of not less than a majority in liquidation amount of the related trust securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the trust preferred securities guarantee.

Any holder of trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the related guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants applicable under the trust preferred securities guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of a default relating to a guarantee agreement, the guarantee trustee is required to perform only the duties that are specifically set forth in the guarantee agreement.

Following the occurrence of a default, the guarantee trustee must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. If the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a guarantee agreement at the request of any holder of trust preferred securities, unless offered indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

We and our affiliates maintain certain accounts and other banking and business relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The guarantee agreements will be governed by and construed in accordance with the internal laws of the State of California unless otherwise provided in any prospectus supplement.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES AND THE

TRUST SECURITIES GUARANTEES

Full and Unconditional Guarantee

Payments of distributions and other amounts due on the trust preferred securities (to the extent the trust has funds available for the payment of the distributions) are irrevocably guaranteed by The Charles Schwab Corporation as and to the extent set forth under “Description of the Trust Securities Guarantees of The Charles Schwab Corporation.” Taken together, our obligations under each series of corresponding junior subordinated debentures, the junior subordinated indenture, the related trust agreement and the related guarantee agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the related trust preferred securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debentures, the trust will not pay distributions or other amounts due on the related trust preferred securities.

The guarantee agreement does not cover payment of distributions when the related trust does not have sufficient funds to pay the distributions. In such event, the remedy of a holder of a series of trust preferred securities is to institute a legal proceeding directly against us under the terms of the junior subordinated indenture for enforcement of payment of amounts equal to the distributions to such holder. Our obligations under the guarantee agreement are subordinate and junior in right of payment to all of our senior debt.

Sufficiency of Payment

As long as payments of interest and other payments are made when due on the corresponding junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the related trust preferred securities. This is due to the following factors:

•

the aggregate principal amount of corresponding junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the related trust preferred securities and trust common securities;

•

the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the related trust preferred securities;

•	we will pay for any and all costs, expenses and liabilities of the trusts, other than those relating to the trust’s obligations to holders of its trust preferred securities; and

•	each trust agreement further provides that the trust may not engage in any activity that is not consistent with the limited purposes of the trust.

We have the right to set-off any payment that we are otherwise required to make under the junior subordinated indenture with any payment that we have previously made or are concurrently making on the date of the payment under a related guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

A holder of any related trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the related guarantee agreement without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

A default or event of default under any senior debt (as that term is defined in the junior subordinated indenture) of The Charles Schwab Corporation would not constitute a default or event of default under the junior subordinated indenture. However, in the event of payment defaults under or acceleration of senior debt of The Charles Schwab Corporation, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the corresponding junior subordinated debentures until the senior debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior subordinated indenture.

Limited Purpose of Trusts

Each trust’s trust preferred securities evidence a beneficial interest in the trust, and each trust exists for the sole purpose of issuing its trust preferred securities and trust common securities and investing the proceeds in corresponding junior subordinated debentures. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debentures held, while a holder of trust preferred securities is entitled to receive distributions from the trust (or a payment from us under the applicable guarantee agreement) if and to the extent the trust has funds available for the payment of the distributions. However, taken together, our obligations under each series of corresponding junior subordinated debentures, the junior subordinated indenture, the trust agreement and the related guarantee agreement provide in the aggregate a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related trust preferred securities. See “—Full and Unconditional Guarantee.”

Rights Upon Termination

Upon any voluntary or involuntary termination, winding-up or liquidation of any trust involving the liquidation of the corresponding junior subordinated debentures, after satisfaction of liabilities to creditors of the trust, the holders of the related trust preferred securities will be entitled to receive, out of the assets held by the trust, the liquidation distribution in cash. See “Description of the Trust Preferred Securities—Liquidation Distribution Upon Termination.” Upon any voluntary or involuntary liquidation or bankruptcy of The Charles Schwab Corporation, the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor of The Charles Schwab Corporation, subordinated in right of payment to all senior debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under each guarantee agreement and have agreed to pay for all costs, expenses and liabilities of each trust, other than the trust’s obligations to the holders of its trust preferred securities, the positions of a holder of the trust preferred securities and a holder of the corresponding junior subordinated debentures relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

DESCRIPTION OF PREFERRED STOCK

This section of the prospectus contains a description of the general terms of the preferred stock that we may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below.

The provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to our certificate of incorporation and the documents that will be filed with the SEC in connection with the offering of the series of preferred stock.

General

Our certificate of incorporation permits our board of directors to authorize the issuance of up to 9,940,000 shares of preferred stock, par value $0.01 per share, in one or more series. Our board of directors can divide the preferred stock into series and determine the designation and the rights and preferences of each series. Therefore, without stockholder approval, our board of directors can authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of our common stockholders. None of our preferred stock is currently outstanding.

The preferred stock will have the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the series designation of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	voting rights;

•	the price at which the preferred stock will be issued;

•	dividend rights (which may be cumulative or noncumulative);

•	any redemption or sinking fund provisions;

•	any provisions relating to convertibility or exchangeability of the preferred stock into shares of our common stock or other securities;

•	the relative seniority and rank of the series with respect to other series then or thereafter issued;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares”; and

•	any other rights, preferences, privileges, limitations, options and restrictions and special or relative rights, if any, on the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding-up and dissolution, rank:

•

senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);

•	equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at the rates and on the dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, no full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock. Our ability to pay dividends on our preferred stock is subject to policies established by our regulator and our meeting the requirements of Delaware corporate law with regard to the payment of dividends.

Rights Upon Liquidation

If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of preferred stock, plus an amount equal to accrued and unpaid dividends . If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, unless otherwise provided in the prospectus supplement, they will have no right or claim to any of our remaining assets.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option and subject to policies established by our regulator. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as discussed below, set forth in the prospectus supplement or as otherwise required by law or in our certificate of incorporation.

Under regulations adopted by the Office of Thrift Supervision, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a company holding 25% or more of the series, or 10% or more if it otherwise exercises a “controlling influence” over us, may then be subject to regulation as a savings and loan holding company in accordance with the Savings and Loan Holding Company Act. In addition, at the time the series is deemed a class of voting securities,

•	any other savings and loan holding company may be required to obtain the approval of the Office of Thrift Supervision to acquire or retain more than 5% of that series; and

•	any other persons other than a bank holding company may be required to obtain the approval of the Office of Thrift Supervision to acquire or retain 10% or more of that series.

In addition, as described under “Description of Common Stock,” the requirements of Delaware law and the provisions of our certificate of incorporation may have an effect of delaying or preventing a change of control of The Charles Schwab Corporation in some circumstances.

Exchangeability and Convertibility

The prospectus supplement relating to any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock or other securities.

Transfer Agent and Registrar

The transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of preferred stock will be named in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement under a depositary agreement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary and complying with any other requirement of the depositary agreement, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges as are expressly provided in the depositary agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us a notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all reports and other communications from us that we deliver to the depositary and which we are required to furnish to the holders of the preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties under the depositary agreement. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON STOCK

General

We have 3,000,000,000 shares of authorized common stock, $0.01 par value per share, of which 1,154,738,724 shares were outstanding as of September 30, 2008. Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and any class or series of preferred stock outstanding at the time of liquidation, to receive a pro rata distribution of our net assets. We pay dividends on our common stock only if we have paid or provided for all dividends on any outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods.

Our preferred stock will have preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our preferred stock also will also have such other preferences as may be fixed by our board of directors.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power of our capital stock, except as our board of directors may provide with respect to any class or series of preferred stock that our board of directors may hereafter authorize. See “Description of Preferred Stock.” Our certificate of incorporation does not provide for cumulative voting. Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.

Our common stock is listed on the NASDAQ Global Select Market. Outstanding shares of our common stock are fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

Restrictions on Ownership

The Savings and Loan Holding Company Act requires any “savings and loan holding company,” as defined in the Savings and Loan Holding Company Act, to obtain the approval of the Office of Thrift Supervision prior to the acquisition of more than 5% of our common stock. Any other company, other than a bank holding company, is required to obtain prior approval of the Office of Thrift Supervision to acquire 10% or more of our common stock under the Savings and Loan Holding Company Act. Any person, other than a company, is required to provide prior notice to the Office of Thrift Supervision to acquire 10% or more of our common stock under the Change in Bank Control Act. Any company holding of 25% or more of our common stock, or a company holding 10% or more if the company otherwise exercises a “controlling influence” over us, is subject to regulation as a savings and loan holding company under the Savings and Loan Holding Company Act.

Business Combination Statute

Under Delaware law, a corporation is prohibited from engaging in any business combination with any interested stockholder, defined as the beneficial owner of 15% or more of the voting power of the corporation, for a period of three years following the date that such stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation; or

•

on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Under Delaware law, a corporation has the option to opt-out of the above business combination statute. Neither our certificate of incorporation nor our bylaws excludes us from the restrictions imposed by this provision.

Supermajority Vote Requirement

Our certificate of incorporation requires the approval of a supermajority of our stockholders for some business combinations with interested stockholders. Our certificate of incorporation defines an interested stockholder as a person, partnership or group which directly or indirectly beneficially owns more than 15% of the voting power of our outstanding shares, or an affiliate or associate of a 15% owner. Notwithstanding any lesser percentage permitted by law, under our certificates of incorporation, 80% of the voting power of our stockholders, voting together as a single class, must approve any of the following business combinations:

•	a merger of The Charles Schwab Corporation or any of our subsidiaries with an interested stockholder or an affiliate or associate of an interested stockholder;

•	any sale to an interested stockholder of assets of The Charles Schwab Corporation or one of our subsidiaries, if those assets have a fair market value of $5,000,000 or more;

•	any sale to The Charles Schwab Corporation or any of our subsidiaries of assets of the interested stockholder, if those assets have a fair market value of $5,000,000 or more;

•

the issuance or transfer by The Charles Schwab Corporation or any of our subsidiaries of any of our securities or any securities of our subsidiaries to an interested stockholder, unless the fair market value of the property received has a fair market value of less than $5,000,000;

•

any reclassification of our securities, our merger or consolidation with any of our subsidiaries, or any similar transaction which has the effect of increasing the proportionate amount of the outstanding shares of any class of equity securities of The Charles Schwab Corporation or any of our subsidiaries which is directly or indirectly owned by any interested shareholder or its affiliate or associate; or

•	the adoption of any plan or proposal for the liquidation or dissolution of The Charles Schwab Corporation.

The supermajority vote requirement does not apply to business combinations approved by a majority of disinterested directors. A disinterested director is any member of our board who:

•	is not an interested stockholder;

•	is not an affiliate or a representative of an interested shareholder;

•	is not a party to an agreement or arrangement with an interested stockholder to act in concert with that interested stockholder to direct our management or policies; and

•

either was a member of our board before the interested stockholder became an interested stockholder or was nominated to succeed a disinterested director by a majority of the disinterested directors; provided that, this requirement does not apply if the business combination involves a party that was an interested stockholder of The Charles Schwab Corporation on July 30, 1987.

The supermajority requirement does not apply to business combinations meeting fair price and procedural requirements set forth in our certificate of incorporation.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock, preferred stock, depositary shares or other securities that may be sold under this prospectus, as applicable, at a future date or dates. The price per share of common stock or preferred stock or per depositary share or the price of the other securities, as applicable, may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in amounts and in as many distinct series as we wish, and the contracts may be put or call options, forward contracts, futures contracts or other types of contracts. The purchase contracts may be issued separately or as part of units. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts, or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to the purchase contract upon the occurrence of specified events.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock, depositary shares or other securities, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock, depositary shares or other securities;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF WARRANTS

We may issue warrants that are either debt warrants or universal warrants. We may offer warrants separately or together with one or more additional securities, including other warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. We may issue warrants in any amounts or in as many distinct series as we determine. Below is a description of some general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

Description of Debt Warrants

Debt warrants are rights for the purchase of debt securities. Debt warrants may be issued independently or together with our other securities and may be attached to, or separate from, our other securities. Any debt warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement. If debt warrants are offered, the prospectus supplement will describe the terms of the debt warrants, including:

•	the offering price;

•	the designation, aggregated stated principal amount and terms of the debt securities purchasable upon exercise of the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in global or certificated form;

•	if applicable, a discussion of some of the United States federal income tax consequences;

•	the identity of any warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities;

•	if applicable, the date after which the warrants and the related debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Description of Universal Warrants

Universal warrants are rights for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common stock, preferred stock, depositary shares or other securities described in this prospectus or the debt or equity securities of third parties;

•	one or more currencies or currency units;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more of the indices or baskets of the items described above.

Universal warrants may be issued independently or together with other securities offered by any prospectus supplement and may be attached to or separate from the other securities. Any universal warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement.

If universal warrants are offered, the prospectus will describe the terms of the universal warrants, including the following:

•	the offering price;

•	the title and aggregated number of the warrants;

•	the nature and amount of the warrant property that the warrants represent the right to buy or sell;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	whether the warrants are put warrants or call warrants, including in either case whether the warrants may be settled by means of net cash settlement or cashless exercise;

•	whether the exercise price may be paid in cash or by exchange of the warrant property or both, the method of exercising the warrants and whether settlement will occur on a net basis or a gross basis;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, a discussion of some of the United States federal income tax consequences;

•	whether the warrants and underlying securities will be listed on any securities exchange;

•	whether the warrants will be issued in global or certificated form;

•	a description of the terms of any warrant agreement to be entered into between us and a warrant agent that governs the warrants;

•	if applicable, the date after which the warrants and the related debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Modification

Except as set forth in the prospectus supplement, we and the warrant agent, if any, may amend the terms of any warrant agreement and the warrants without the consent of the holders of the warrants to cure any ambiguity, to correct any inconsistent provision or in any manner we deem necessary or desirable and which will not affect adversely the interests of the holders of the warrants. In addition, we may amend the warrant agreement, if any, and the terms of the warrants with the consent of the holders of a majority of the outstanding unexercised warrants affected; provided that, no modification to the warrants can change the exercise price, reduce the amounts receivable upon exercise, cancellation or expiration, shorten the time period during which the warrants may be exercised or otherwise materially and adversely affect the rights of the holders of the warrants or reduce the percentage of outstanding warrants required to modify or amend any warrant agreement or the terms of the warrants, without the consent of the affected holders.

Unsecured Obligations

Any warrants we issue will be our unsecured contractual obligations. Claims of holders of our warrants generally will have a junior position to claims of creditors of our subsidiaries. No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee under the Trust Indenture Act. Holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act.

DESCRIPTION OF UNITS

General

We may issue units consisting of one or more securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. Units may also include debt obligations of third parties, such as United States Treasury securities. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

If units are offered, the prospectus supplement will describe the terms of the units, including the following:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be held or transferred separately;

•	the name of any unit agent;

•	a description of the terms of any unit agreement to be entered into between us and any unit agent that governs the units;

•	whether the units are to be prepaid or not;

•	whether the units will be listed on any securities exchange;

•	whether the units will be issued in fully registered or global form; and

•	a description of any provisions for the payment, settlement, transfer or exchange of the units or the securities comprising the units.

Modification

Except as described in the prospectus supplement, we and the unit agent, if any, may amend the terms of any unit agreement and the units without the consent of the holders of the units to cure any ambiguity, to correct any inconsistent provision or in any manner we deem necessary or desirable and which will not affect adversely the interests of the holders of the units. In addition, we may amend the unit agreement, if any, and the terms of the units with the consent of the holders of a majority of the outstanding unexpired units affected; provided that, no modification to the units can materially and adversely affect the rights of the holders of the units or reduce the percentage of outstanding units required to modify or amend any unit agreement or the terms of the units, without the consent of the affected holders.

Unsecured Obligations

Any units we issue will be our unsecured contractual obligations. Claims of holders of our units generally will have a junior position to claims of creditors of our subsidiaries. No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee under the Trust Indenture Act. Holders of units issued under a unit agreement will not have the protection of the Trust Indenture Act.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the relevant unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with the offering of units.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC.

The following is a summary of the depositary arrangements applicable to the securities issued in global form and for which DTC acts as depositary. If there are any changes from this summary, they will appear in a prospectus supplement.

If any securities are to be issued in global form, you will not receive a paper certificate representing the securities you have purchased. Instead, we will deposit with DTC or its custodian one or more fully registered global certificates, a “global certificate” registered in the name of Cede & Co. (DTC’s nominee) for the book-entry securities, representing in the aggregate the total number or aggregate principal balance of the securities.

Since the global certificate is registered in the name of DTC or its nominee, DTC or its nominee is said to have legal or record ownership of the global certificate. Persons who buy interests in the global security by purchasing securities are said to own a beneficial interest in the global security.

Only institutions (sometimes referred to as “participants”) that have accounts with DTC or its nominee or persons that may hold interests through participants, such as individual members of the public, may own beneficial interests in a global certificate. Ownership of beneficial interests in a global certificate by participants will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee.

Ownership of beneficial interests in a global certificate by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.

DTC has no knowledge of the actual beneficial owners of the book-entry securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners purchase the securities.

DTC alone is responsible for any aspect of its records, any nominee or any participant relating to, or payments made on account of, beneficial interests in a global certificate or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

We have been advised by DTC that upon the issuance of a global certificate and the deposit of that global certificate with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective amounts represented by that global certificate to the accounts of its participants.

We will pay principal of, interest and premium (if any) on debt securities and payments to holders with respect to warrants, purchase contracts, units, stock and depositary shares represented by a global certificate registered in the name of or held by DTC or its nominee to the relevant trustee (or agent) who in turn will make payments to DTC or its nominee, as the case may be, as the registered owner and holder of the global certificate representing those securities in immediately available funds. We have been advised by DTC that upon receipt of any payment of principal, interest, premium (if any) or other distribution of underlying securities or other property to holders on a global certificate, DTC will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or stated amount of that global certificate as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

A global certificate will be exchangeable for definitive securities (paper certificates) registered in the name of, and a transfer of a global certificate may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global certificate or if at any time DTC ceases to be registered under the Exchange Act;

•	we determine in our discretion that the global certificate shall be exchangeable for definitive securities in registered form; or

•

in the case of debt securities, there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default with respect to the debt securities and certain other conditions have been met if and to the extent set forth in the applicable indenture and/or trust agreement.

Any global certificate representing a debt security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global certificate, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global certificate.

Any global certificate representing a trust preferred security that is exchangeable pursuant to the first conditions listed above will be exchangeable in whole for definitive trust preferred securities in registered form, of like tenor and of an equal aggregate principal amount as the global certificate, in denominations specified in the applicable prospectus supplement. The definitive trust preferred securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global certificate.

Any global certificate representing a warrant, purchase contract or unit that is exchangeable pursuant to either of the first two conditions listed above will be exchangeable in whole for definitive warrants, purchase contracts or units in registered form, of like tenor and of an equal aggregate stated amount as the global certificate, in denominations specified in the applicable prospectus supplement. The definitive warrants, purchase contracts or units will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global certificate.

DTC may discontinue providing its services as securities depositary with respect to any of the book-entry securities at any time by giving reasonable notice to the relevant trustee (or the relevant warrant agent, purchase contract agent or unit agent) and us. If a successor securities depositary is not obtained, definitive debt security or trust preferred security (or definitive warrant, purchase contract or unit) certificates representing the debt securities or trust preferred securities (or warrant, purchase contract or unit) are required to be printed and delivered. We, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary).

Except as provided above, owners of the beneficial interests in a global certificate representing a debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of securities for any purpose under the indentures.

No global security shall be exchangeable except for another global certificate of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global security or the indentures.

Redemption notices will be sent to Cede & Co. as the registered holder of the book-entry securities. If less than all of a series of the debt securities or a trust’s trust securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Although voting with respect to the book-entry securities is limited to the holders of record of the book-entry securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to book-entry securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as “indirect participants”, such as both United States and non-United States securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we and the trusts believe to be accurate, but assume no responsibility for the accuracy thereof. Neither we nor any of the trusts has any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

We and the trusts may sell the securities from time to time as follows:

•	to or through underwriters or dealers, which may be affiliates;

•	through agents, which may be affiliates;

•	directly to purchasers; or

•	through a combination of any of these methods.

We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any put option agreement or other contractual arrangement, whether directly to investors or through one or more trusts or other special purpose vehicles.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also lend or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by each of them;

•	the public offering or purchase price;

•	any over-allotment options under which agents or underwriters may purchase additional securities from us;

•	any discounts, concessions and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting agent or underwriting compensation;

•	any discounts and commissions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. Generally, the underwriters’ obligations to purchase the securities will be subject to specified conditions. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. If agents are used in the sale of any securities, they generally will be acting on a best efforts basis for the period of their appointment.

Only the agents, dealers or underwriters named in the prospectus supplement will be the agents, dealers or underwriters in connection with the securities being offered. Under agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and any prospectus supplements may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that those underwriters, dealers or agents may be required to make.

As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which we may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of the offered securities, if so described in the applicable prospectus supplement.

•

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the future date stated in the prospectus supplement. Such contracts will be subject only to those conditions set forth in the prospectus supplement or supplements.

Some of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with and/or perform services, including investment banking services, for, us or one or more of our affiliates in the ordinary course of business.

Any underwriter, agent or dealer that we use in the initial offering of debt securities will not confirm sales to any account over which it exercises discretionary authority without the prior specific written approval of its customer.

Charles Schwab & Co., Inc. is a wholly-owned subsidiary of The Charles Schwab Corporation. If Charles Schwab & Co., Inc. or any other broker-dealer subsidiary that we may have participates in the distribution of our securities, we will conduct the offering in accordance with the applicable requirements of Section 2720 of the NASD Conduct Rules or any successor provisions.

Any offerings of trust preferred securities will be conducted in accordance with the applicable provisions of Rule 2810 of the NASD Conduct Rules or any successor provisions.

Following the initial distribution of securities, our affiliates, including Charles Schwab & Co., may buy and sell the securities in market-making transactions as part of their business as a broker-dealer. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale. Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their accounts or as our agent. These sales will be made at prices related to prevailing market prices at the time of sale.

Unless we or our agent inform you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange or the NASDAQ Global Select Market. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

VALIDITY OF SECURITIES

Unless the applicable prospectus supplement indicates otherwise, certain matters of Delaware law relating to the validity of the trust preferred securities, the enforceability of the applicable trust agreement and the creation of each trust will be passed upon for us and for the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to us and the trusts. Directors of that firm beneficially own an aggregate of less than 1% of our common stock.

The validity of the securities to be issued under this prospectus, except for those matters with respect to the validity of the trust preferred securities passed upon by Richards, Layton & Finger, P.A., will be passed upon for us by Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, counsel to The Charles Schwab Corporation. Directors of that firm beneficially own an aggregate of less than 1% of our common stock.

EXPERTS

The consolidated financial statements, the related financial statement schedule, incorporated in this prospectus by reference from The Charles Schwab Corporation’s Annual Report on Form 10-K, and the effectiveness of The Charles Schwab Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.